Exhibit (g)

AMENDED AND RESTATED CUSTODIAN AND TRANSFER AGENT AGREEMENT

THIS AMENDED AND RESTATED AGREEMENT, dated as of December 14, 2015, between Pointbreak ETF Trust (the Trust, including its separate series, the Funds), a management investment company organized under the laws of the State of Delaware and registered with the Securities and Exchange Commission (SEC) under the Investment Company Act of 1940 (the 1940 Act), on behalf of its Funds listed on Exhibit A and BROWN BROTHERS HARRIMAN & CO., a limited partnership formed under the laws of the State of New York (BBH&Co. or, when referring to BBH&Co. in its capacity as custodian, the Custodian, and when referring to BBH&Co. in its capacity as transfer agent, TA).

W I T N E S S E T H:

WHEREAS, the Trust wishes to employ BBH&Co. to act as custodian and transfer agent for the Funds and to provide related services, all as provided herein, and BBH&Co. is willing to accept such employment, subject to the terms and conditions herein set forth;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Trust and BBH&Co. hereby agree, as follows:

1. Appointment of Custodian and Transfer Agent.

1.1 The Trust hereby appoints BBH&Co. as each Fund’s custodian, and BBH&Co. hereby accepts such appointment. All Investments of a Fund delivered to the Custodian or its agents or Subcustodians shall be dealt with as provided in this Agreement. The duties of the Custodian with respect to a Fund’s Investments shall be only as set forth expressly in this Agreement, including any attachments or schedules thereto, which duties are generally comprised of safekeeping assets and various administrative duties that will be performed in accordance with Instructions (as defined below) and as reasonably required to effect Instructions. The terms of this Agreement shall apply separately and respectively to each Fund for which a separate account is maintained on the books of the Custodian. The Parties agree that Sections 2.1-9 and 11-17 and Schedules I, II and II of the Agreement contain the provisions related to BBH&Co.’s performance as Custodian.

1.2 The Trust hereby engages BBH as its transfer agent to perform the obligations set forth in this Agreement, and BBH accepts such engagement. The Parties agree that Sections 2.1, 3 and 10-17 and Schedule IV of the Agreement and the Transfer Agency Services Schedule attached hereto contain the provisions related to BBH&Co.’s performance as TA.

2. Representations, Warranties and Covenants of the Trust. The Trust hereby represents, warrants and covenants each of the following:

With respect to BBH&Co’s appointment as Custodian and TA:

2.1 This Agreement has been, and at the time of delivery of each Instruction, such Instruction will have been, duly authorized, executed and delivered by the Trust. Neither this Agreement, nor any Instruction issued hereunder violates any Applicable Law or conflicts with or constitutes a default under the applicable Fund’s prospectus, the Trust’s organizational documents or any agreement, judgment, order or decree to which the Trust is a party or Fund or its Investments is bound.

With respect to BBH&Co’s appointment as Custodian:

2.2 By providing an Instruction with respect to the first acquisition of an Investment (as defined below) in a jurisdiction other than the United States of America, the Trust shall be deemed to have confirmed to the Custodian that the Trust has (a) assessed and accepted all material Country, Sanctions or Sovereign Risks and accepted responsibility for their occurrence, (b) made all determinations required to be made by the Trust under the 1940 Act, except those appropriately delegated to the Custodian in the Delegation Schedule, and (iii) if appropriate, adequately disclosed the material investment risks of such Investment, including Country Risks. Nothing in this Section 2.2 shall relieve the Custodian of its responsibilities under Section 8.2 of this Agreement.

2.3 The Trust shall safeguard and shall solely be responsible for the safekeeping of any testkeys, identification codes, passwords, other security devices or statements of account with which the Custodian provides it. If the Trust uses any on-line or similar communications service made available by the Custodian, the Trust and the Custodian each shall be solely responsible for ensuring the security of its access to the service and for the authorized use of the service, and shall only attempt to access the service and the Custodian’s computer systems as directed by the Custodian. If the Custodian provides any computer software to the Trust relating to the services described in this Agreement, the Trust will only use the software for the purposes for which the Custodian provided the software to the Trust, and will abide by the license agreement accompanying the software and any other security policies, which the Custodian provides to the Trust.

2.4 By providing an Instruction in respect of an Investment of a Fund (which Instruction may relate to among other things, the execution and/or settlement of trades), the Trust hereby (i) authorizes BBH&Co. to complete such documentation as may be required or appropriate for the execution of the Instruction, and agrees to be contractually bound to the terms of such documentation “as is” without recourse against BBH&Co.; (ii) represents, warrants and covenants that it has accepted and agreed to comply with all Applicable Law, terms and conditions to which it and/or its Investment may be bound, including without limitation, requirements imposed by the Fund prospectus or offering circular, subscription agreement, any application or other documentation relating to an Investment (e.g., compliance with suitability requirements and eligibility restrictions); (iii) acknowledges and agrees that BBH&Co. will not be responsible for the accuracy of any information provided to BBH&Co. by or on behalf of the Trust, or for any underlying commitment or obligation inherent to an Investment; (iv) except as otherwise provided for in Section 2.4.1, represents, warrants and covenants that it will not effect any sale, transfer or disposition of Investment(s) held in BBH&Co.’s name by any means other than the issuance of an Instruction by the Trust to BBH&Co.; (v) acknowledges that collective investment pools (and/or their agent(s)) in which the Trust invests may pay to BBH&Co. certain fees (including without limitation, shareholder servicing and/or trailer fees) in respect of a Fund’s investments in such pools; (vi) agrees that BBH&Co. shall have no obligation or responsibility whatsoever to respond to, or provide capital in connection with any capital calls, letters of intent of other requirements as set out in the prospectus or offering circular of an Investment; (vii) represents, warrants and covenants that it will provide BBH&Co. with such information as is necessary or appropriate to enable BBH&Co.’s performance pursuant to an Instruction or under this Agreement; (viii) undertakes to inform BBH&Co. and to keep the same updated as any tax withholding or benefit to which an Investment may be subject; (ix) acknowledges that BBH&Co. shall have no obligation to fund any order placed by the Trust for which the Trust does not have sufficient cash on deposit with BBH&Co.; and (x) agrees that BBH&Co. shall be held harmless for the acts, omissions or any unlawful activity of any agent of the Trust, or any transfer agent or other agent of an Investment in which the Trust on behalf of a Fund may invest.

2.4.1 To the extent that the Trust holds Investments in an account opened in the name of BBH&Co. as custodian for and at the direction of the Trust, and the Trust requests that BBH&Co. provide the Trust with the capability to place orders and execute trades in fund shares directly with such fund companies and/or their transfer agents which shall be settled in an account established with each such fund company or its transfer agent, the Trust hereby acknowledges that BBH&Co. is under no obligation to agree to such arrangement but if BBH&Co. so agrees, the Trust (i) acknowledges that all relevant terms under Section 2.4 above apply thereto, (ii) authorizes BBH&Co. as custodian, to grant a limited power of attorney to the Trust or its designated agent to enable the Trust to so execute, (iii) agrees to ensure that any instructions issued by the Trust or its designated agent shall also be concurrently submitted to BBH&Co., and (iv) shall adhere to any BBH&Co. procedures established with each such fund or its transfer agent with respect thereto including, but not limited to, the terms of the limited power of attorney. The Trust also acknowledges and agrees that (1) BBH&Co. is acting solely in its capacity as custodian and is not acting as a broker or introducing broker on behalf of the Trust, (2) BBH&Co. is not receiving compensation in connection with the Trust’s execution hereunder of trades with each such fund other than its usual and customary custody fees and transaction charges, (3) it will provide such account opening information to each such fund and/or transfer agent as and when requested by such fund and/or transfer agent, and (4) BBH&Co. is not responsible for (a) providing information published by the relevant distributor of each such fund including, but not limited to, the prospectus for each such Investment in a fund or for resolving execution queries or complaints relative to any such Investment, and (b) assessing the suitability of any such Investment executed directed by the Trust.

2.5 The Trust represents and warrants that it is not resident in or organized under the laws of any country with which transactions or dealings are prohibited under a Sanctions Regime. The Trust further warrants that it is not owned or controlled by: (i) the government of any country with which transactions or dealings by any person are prohibited under a Sanctions Regime; (ii) a person or entity resident in or organized under the laws of any country with which transactions or dealings by any person are prohibited under a Sanctions Regime; or (iii) any person or entity on the List of Specially Designated Nationals and Blocked Persons published by OFAC or any comparable Sanctions Regime lists .

2.6 The Trust represents and warrants that it will not instruct or otherwise cause Custodian to hold any assets in custody or to engage in or facilitate any transaction that would cause Custodian to violate any Sanctions Regime, including any transaction or dealing with or involving (i) any person or entity subject to any Sanctions Regime, or (ii) any assets owned or controlled by a person or entity that is subject to any Sanctions Regime, or any fund or other investment vehicle that is invested in such assets in violation of any Sanctions Regime (collectively, the “Sanctioned Property”). The Trust further represents and warrants that it will not instruct or cause Custodian to engage in any foreign exchange transaction related to any Sanctioned Property.

2.7 The Trust represents and warrants that it is not a “Plan” (which term includes (1) employee benefit plans that are subject to the United States (“US”) Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the US Internal Revenue Code of 1986, as amended (the “Code”), (2) plans, individual retirement accounts and other arrangements that are subject to the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code, and (3) entities the underlying assets of which are considered to include “plan assets” of such plans, accounts and arrangements), or an entity purchasing shares on behalf of, or with the “plan assets” of, a Plan, and further undertakes to inform BBH&Co. and to keep the same updated as to the status under ERISA or Section 4975 of the Code, each as amended, of the each Fund.

3. Representation and Warranty of BBH&Co. as Custodian and TA. BBH&Co. hereby represents and warrants that this Agreement has been duly authorized, executed and delivered by BBH&Co. and does not and will not violate any Applicable Law or conflict with or constitute a default under BBH&Co.’s limited partnership agreement or any agreement, instrument, judgment, order or decree to which BBH&Co. is a party or by which it is bound.

4. Instructions. Unless otherwise explicitly indicated herein, the Custodian shall perform its duties pursuant to Instructions. As used herein, the term Instruction shall mean a directive initiated by the Trust on behalf of a Fund, acting through its board of trustees, officers or other Authorized Person, which directive shall conform to the requirements of this Section 4.

4.1 Authorized Persons. For purposes hereof, an Authorized Person shall be a person or entity authorized by the Trust to give Instructions to the Custodian for or on behalf of the Trust or a Fund, as applicable, in accordance with procedures delivered to and acknowledged by the Custodian. The Custodian may treat any Authorized Person as having the full authority of the Trust to issue Instructions hereunder unless the notice of authorization contains explicit limitations as to said authority. The Custodian shall be entitled to rely upon the authority of designated Authorized Persons to give Instructions with respect to the Trust or a Fund until it receives appropriate written notice from the Trust to the contrary.

4.2 Form of Instruction. Each Instruction shall be transmitted by such secured or authenticated electro-mechanical means as the Custodian shall make available to the Trust from time to time unless the Trust elects to transmit such Instruction in accordance with Subsections 4.2.1 through 4.2.3 of this Section.

4.2.1 Trust Designated Secured-Transmission Method. Instructions may be transmitted through a secured or tested electro-mechanical means identified by the Trust or by an Authorized Person entitled to give Instruction and acknowledged and accepted by the Custodian, it being understood that such acknowledgment shall authorize the Custodian to accept such means of delivery but shall not represent a judgment by the Custodian as to the reasonableness or security of the means utilized by the Authorized Person.

4.2.2 Written Instructions. Instructions may be transmitted in a writing that bears the manual signature of Authorized Persons.

4.2.3 Other Forms of Instruction. Instructions may also be transmitted by another means determined by the Trust or Authorized Persons and acknowledged and accepted by the Custodian (subject to the same limits as to acknowledgements as are contained in Subsection 4.2.1, above) including Instructions given orally or by SWIFT or telefax (whether tested or untested).

When an Instruction is given by means established under Subsections 4.2.1 through 4.2.3, it shall be the responsibility of the Custodian to use reasonable care to adhere to any security or other procedures established in writing between the Custodian and the Authorized Person with respect to such means of Instruction, but the Authorized Person shall be solely responsible for determining that the particular means chosen is reasonable under the circumstances. Oral Instructions shall be binding upon the Custodian only if and when the Custodian takes action with respect thereto. With respect to telefax instructions, the parties agree and acknowledge that receipt of legible instructions cannot be assured, that the Custodian cannot verify that authorized signatures on telefax instructions are original or properly affixed, and that the Custodian shall not be liable for losses or expenses incurred through actions taken in reasonable reliance on inaccurately stated, illegible or unauthorized telefax instructions, The provisions of Section 4A of the Uniform Commercial Code shall apply to Trust on behalf of a Fund transfers performed in accordance with Instructions. The Transfer Services Schedule and the Electronic and Online Services Schedule to this Agreement shall each comprise a designation of a means of delivering Instructions for purposes of this Section 4.2.

4.3 Completeness and Contents of Instructions. The Authorized Person shall be responsible for assuring the adequacy and accuracy of Instructions. Particularly, upon any acquisition or disposition or other dealing in the Trust’s Investments and upon any delivery and transfer of any Investment or moneys, the Authorized Person initiating the Instruction shall give the Custodian an Instruction with appropriate detail, including, without limitation:

4.3.1 The transaction date and the date and location of settlement;

4.3.2 The specification of the type of transaction;

4.3.3 A description of the Investments or moneys in question, including, as appropriate, quantity, price per unit, amount of money to be received or delivered and currency information. Where an Instruction is communicated by electronic means, or otherwise where an Instruction contains an identifying number such as a CUSIP, SEDOL or ISIN number, the Custodian shall be entitled to rely on such number as controlling notwithstanding any inconsistency contained in the Instruction, particularly with respect to Investment description; and

4.3.4 The name of the broker or similar entity concerned with execution of the transaction.

If the Custodian determines that an Instruction is either unclear or incomplete, the Custodian may give prompt notice of such determination to the Trust and the Trust shall thereupon amend or otherwise reform the Instruction. In such event, the Custodian shall have no obligation to take any action in response to the Instruction initially delivered until the redelivery of an amended or reformed Instruction.

4.4 Timeliness of Instructions. In giving an Instruction, the Trust shall take into consideration known delays which may occur due to the involvement of a Subcustodian or agent, differences in time zones, and other factors particular to a given market, exchange or issuer. When the Custodian has established specific timing requirements or deadlines with respect to particular classes of Instruction and provided those requirements or deadlines to the Trust in writing, or when an Instruction is received by the Custodian at such a time that it could not reasonably be expected to have acted on such instruction due to time zone differences or other factors beyond its reasonable control, the execution of any Instruction received by the Custodian after such deadline or at such time (including any modification or revocation of a previous Instruction) shall be at the risk of the Trust.

5. Safekeeping of Trust Assets. The Custodian shall hold Investments delivered to it or Subcustodians for the Trust on behalf of a Fund in accordance with the provisions of this Section. The Custodian shall not be responsible for (a) the safekeeping of Investments not delivered or that are not caused to be issued to it or its Subcustodians; or, (b) pre-existing faults or defects in Investments that are delivered to the Custodian or its Subcustodians. The Custodian is hereby authorized to hold with itself or a Subcustodian, and to record in one or more accounts, all Investments delivered to and accepted by the Custodian, any Subcustodian or their respective agents pursuant to an Instruction or in consequence of any corporate action or income event. The Custodian shall hold Investments for the account of the Trust and shall segregate Investments from assets belonging to the Custodian and shall cause its Subcustodians to segregate Investments from assets belonging to the Subcustodian in an account held for the Trust or in an account maintained by the Subcustodian generally for non-proprietary assets of the Custodian.

5.1 Use of Securities Depositories. The Custodian may deposit and maintain Investments in any Securities Depository, either directly or through one or more Subcustodians appointed by the Custodian. Investments held in a Securities Depository shall be held (a) subject to the agreement, rules, statement of terms and conditions or other document or conditions effective between the Securities Depository and the Custodian or the Subcustodian, as the case may be, and (b) in an account for the Trust or in bulk segregation in an account maintained for the non-proprietary assets of the entity holding such Investments in the Depository. If market practice or the rules and regulations of the Securities Depository prevent the Custodian, the Subcustodian or (any agent of either) from holding its client assets in such a separate account, the Custodian, the Subcustodian or other agent shall as appropriate segregate such Investments for benefit of the Trust or for benefit of clients of the Custodian generally on its own books.

5.2 Certificated Assets. Investments which are certificated may be held in registered or bearer form: (a) in the Custodian’s vault; (b) in the vault of a Subcustodian or agent of the Custodian or a Subcustodian; or (c) in an account maintained by the Custodian, Subcustodian or agent at a Securities Depository; all in accordance with customary market practice in the jurisdiction in which any Investments are held.

5.3 Registered Assets. Investments which are registered may be registered in the name of the Custodian, a Subcustodian, or in the name of the Trust, a Fund or a nominee for any of the foregoing, and may be held in any manner set forth in Section 5.2 above.

5.4 Book Entry Assets. Investments which are represented by book-entry may be so held in an account maintained by the Book-entry Agent on behalf of the Custodian, a Subcustodian or another Agent of the Custodian, or a Securities Depository.

5.5 Replacement of Lost Investments. In the event of a loss of Investments for which loss the Custodian is responsible under the terms of this Agreement, the Custodian shall replace such Investment, or in the event that such replacement cannot be effected, the Custodian shall pay to the affected Fund the fair market value of such Investment based on the last available price as of the close of business in the relevant market on the date that a claim was first made to the Custodian with respect to such loss or such other lesser amount as shall be agreed by the parties.

6. Administrative Duties of the Custodian. The Custodian shall perform the following administrative duties with respect to Investments of the Trust and its Funds.

6.1 Purchase of Investments. Pursuant to Instruction, Investments purchased for the account of the Trust (or a Fund) shall be paid for (a) against delivery thereof to the Custodian or a Subcustodian, as the case may be, either directly or through a Clearing Corporation or a Securities Depository (in accordance with the rules of such Securities Depository or such Clearing Corporation), or (b) otherwise in accordance with an Instruction, Applicable Law, generally accepted trade practices, or the terms of the instrument representing such Investment.

6.2 Sale of Investments. Pursuant to Instruction, Investments sold for the account of the Trust (or a Fund) shall be delivered against payment therefor (a) in cash, by check or by bank wire transfer, (b) by credit to the account of the Custodian or the applicable Subcustodian, as the case may be, with a Clearing Corporation or a Securities Depository (in accordance with the rules of such Securities Depository or such Clearing Corporation), or (c) otherwise in accordance with an Instruction, Applicable Law, generally accepted trade practices, or the terms of the instrument representing such Investment.

6.3 Delivery and Receipt in Connection with Borrowings of the Trust or other Collateral and Margin Requirements. Pursuant to Instruction, the Custodian may deliver or receive Investments or cash of the Trust in connection with borrowings or loans by the Trust and other collateral and margin requirements.

6.4 Futures and Options. If, pursuant to an Instruction, the Custodian shall become a party to an agreement with the Trust, on behalf of a Fund, and a futures commission merchant regarding margin (Tri-Party Agreement), the Custodian shall (a) receive and retain, to the extent the same are provided to the Custodian, confirmations or other documents evidencing the purchase or sale by the Trust of exchange-traded futures contracts and commodity options, (b) when required by such Tri-Party Agreement, deposit and maintain in an account opened pursuant to such Agreement (Margin Account), segregated either physically or by book-entry in a Securities Depository for the benefit of any futures commission merchant, such Investments as the Trust, on behalf of a Fund, shall have designated as initial, maintenance or variation “margin” deposits or other collateral intended to secure the Trust’s performance of its obligations, on behalf of a Fund, under the terms of any exchange-traded futures contracts and commodity options; and (c) thereafter pay, release or transfer Investments into or out of the margin account in accordance with the provisions of such Agreement. Alternatively, the Custodian may deliver Investments, in accordance with an Instruction, to a futures commission merchant for purposes of margin requirements in accordance with Rule 17f-6 under the 1940 Act. The Custodian shall in no event be responsible for the acts and omissions of any futures commission merchant to whom Investments are delivered pursuant to this Section; for the sufficiency of Investments held in any Margin Account; or, for the performance of any terms of any exchange-traded futures contracts and commodity options.

6.5 Contractual Obligations and Similar Investments. From time to time, the Trust’s Investments may include Investments that are not ownership interests as may be represented by certificate (whether registered or bearer), by entry in a Securities Depository or by Book-Entry Agent, registrar or similar agent for recording ownership interests in the relevant Investment. If the Trust shall at any time acquire such Investments, including without limitation deposit obligations, loan participations, repurchase agreements and derivative arrangements, the Custodian shall (a) receive and retain, to the extent the same are provided to the Custodian, confirmations or other documents evidencing the arrangement; and (b) perform on the Trust’s account in accordance with the terms of the applicable arrangement, but only to the extent directed to do so by Instruction. The Custodian shall have no responsibility for agreements running to the Trust as to which it is not a party other than to retain, to the extent the same are provided to the Custodian, documents or copies of documents evidencing the arrangement and, in accordance with Instruction, to include such arrangements in reports made to the Trust.

6.6 Exchange of Securities. Unless otherwise directed by Instruction, the Custodian shall: (a) exchange securities held for the account of the Trust (or a Fund) for other securities in connection with any reorganization, recapitalization, conversion, stock split, change of par value of shares or similar event, and (b) deposit any such securities in accordance with the terms of any reorganization or protective plan.

6.7 Surrender of Securities. Unless otherwise directed by Instruction, the Custodian may surrender securities: (a) in temporary form for definitive securities; (b) for transfer into the name of an entity allowable under Section 5.3; and (c) for a different number of certificates or instruments representing in the aggregate the same number of shares or the same principal amount of indebtedness.

6.8 Rights, Warrants, Etc. Pursuant to Instruction, the Custodian shall (a) deliver warrants, puts, calls, rights or similar securities to the issuer or trustee thereof, or to any agent of the issuer or trustee, for purposes of exercising such rights or selling such securities, and (b) deliver securities in response to any tender offer.

6.9 Mandatory Corporate Actions. Unless otherwise directed by Instruction, the Custodian shall: (a) comply with the terms of all mandatory or compulsory exchanges, calls, tenders, redemptions or similar rights of securities ownership affecting securities held on the Trust’s/Fund’s account and promptly notify the Trust of such action; and (b) collect all stock dividends, rights and other items of like nature with respect to such securities.

6.10 Income Collection. Unless otherwise directed by Instruction, the Custodian shall collect any amount due and payable to the Trust with respect to a Fund’s Investments and promptly credit the amount collected to a Principal or Agency Account (each as defined below); provided, however, that the Custodian shall not be responsible for: (a) the collection of amounts due and payable with respect to Investments that are in default or (b) the collection of cash or share entitlements with respect to Investments that are not registered in the name of the Custodian or its Subcustodians. The Custodian is hereby authorized to endorse and deliver any instrument required to be so endorsed and delivered to effect collection of any amount due and payable to the Trust with respect to Investments.

6.11 Corporate Action Information. In fulfilling the duties set forth in Sections 6.6 through 6.10 above, the Custodian shall provide to the Trust, on behalf of each Fund, such material information pertaining to a corporate action, which the Custodian actually receives; provided that the Custodian shall not be responsible for the completeness or accuracy of such information. Information relative to any pending corporate action made available to the Trust via any of the services described in the Electronic and Online Services Schedule shall constitute the delivery of such information by the Custodian. Any advance credit of cash or shares expected to be received as a result of any corporate action shall be subject to actual collection and may be reversed by the Custodian.

6.12 Proxy Materials. The Custodian shall promptly deliver, or cause to be delivered, to the Trust proxy forms, notices of meeting, and any other notices or announcements materially affecting or relating to Investments received by the Custodian. Information relative to any pending corporate action made available to the Trust, on behalf of any Fund, via any of the services described in the Electronic and Online Services Schedule shall constitute the delivery of such information by the Custodian.

6.13 Ownership Certificates and Disclosure of the Trust’s Interest. The Custodian is hereby authorized to execute on behalf of the Trust or a Fund ownership certificates, affidavits or other disclosure required under Applicable Law or established market practice in connection with the receipt of income, capital gains or other payments by the Trust or a Fund with respect to Investments, or in connection with the sale, purchase or ownership of Investments.

With respect to securities issued in the United States of America, the Custodian [            ] may [ X ] may not release the identity of the Trust to an issuer which requests such information pursuant to the Shareholder Communications Act of 1985 for the specific purpose of direct communications between such issuer and the Trust. IF NO BOX IS CHECKED, THE CUSTODIAN SHALL RELEASE SUCH INFORMATION UNTIL IT RECEIVES CONTRARY INSTRUCTIONS FROM THE TRUST. With respect to securities issued outside of the United States of America, information shall be released in accordance with law or custom of the particular country in which such security is located.

6.14. Taxes. The Custodian shall, where applicable, assist the Trust and its Funds in the reclamation of taxes withheld on dividends and interest payments received by the Trust, including on behalf of a Fund. In the performance of its duties with respect to tax withholding and reclamation, the Custodian shall be entitled to rely on the advice of others pursuant to Section 13.11 below and upon information and advice regarding the Trust’s tax status that is received from or on behalf of the Trust without duty of separate inquiry.

6.15 Other Dealings. The Custodian shall otherwise act as directed by Instruction, including without limitation effecting the free payments of moneys or the free delivery of securities, provided that such Instruction shall indicate the purpose of such payment or delivery and that the Custodian shall record the party to whom the payment or delivery is made.

6.16 Nondiscretionary Details and Minor Expenses. The Custodian shall attend to all nondiscretionary details in connection with the sale or purchase or other administration of Investments, except as otherwise directed by Instruction, and may make payments to itself or others for minor expenses of administering Investments under this Agreement, provided that the Trust shall have the right to request an accounting with respect to such expenses.

6.17 Use of Agents. The Custodian may appoint (and remove) any affiliate, bank, trust fund or subcontractor as its agent (each an “Agent” and collectively, the “Agents”), in addition to Subcustodians, to carry out such provisions of this Agreement. The Custodian shall exercise reasonable care in the selection and monitoring of such Agents and Subcustodians. The appointment of an Agent or Subcustodian shall not relieve the Custodian of its obligations under this Agreement.

6.18 Registration Document Completion Service. The Trust may appoint the Custodian to further provide registration document completion services for account openings, name changes, conversions, mergers, market-specific licensing renewals, account closings and other events, and for such markets, as may be agreed between the Trust and the Custodian from time to time (the Registration Services). The Trust shall pay Custodian such fees as may be agreed between the parties from time to time with respect to the Registration Services in accordance with Section 14 hereof. The Trust further acknowledges and agrees that: (i) as part of the Registration Services, the Custodian will complete registration documentation for the agreed markets on behalf of the Trust and then forward such documentation to the Trust or an Authorized Person for final review and signature on behalf of the Trust; (ii) by the Trust or an Authorized Person signing and submitting the aforementioned documentation to the Custodian on behalf of the Trust (the Submitted Documents), the Trust shall be deemed to have confirmed to the Custodian that the Trust has reviewed the Submitted Documents and has determined that all of the information contained therein is accurate and complete; (iii) the submission of the Submitted Documents to the Custodian, shall be deemed an Instruction under Section 4 hereof to open one or more accounts in the referenced market (in accordance with the information provided in the Submitted Documents) and to provide the Submitted Documents and/or the information contained therein to the Subcustodian in the referenced market (and where applicable, for further submission to the relevant Securities Depository, exchanges, regulatory and tax authorities, tax agents and/or brokers in the referenced market).

7. Cash Accounts, Deposits and Money Movements. Subject to the terms and conditions set forth in this Section 7, the Trust hereby authorizes the Custodian to open and maintain, with itself or with Subcustodians, cash accounts in United States Dollars, in such other currencies as are the currencies of the countries in which the Trust or a Fund maintain Investments or in such other currencies as the Trust, on behalf of the Funds, shall from time to time request by Instruction, including standing Instructions for Principal Accounts to participate in a BBH&Co. cash management vehicle. Notwithstanding any in this Agreement to the contrary, the Trust shall be liable as principal for any overdrafts occurring in its cash accounts.

7.1 Types of Cash Accounts. Cash accounts opened on the books of the Custodian (Principal Accounts) shall be opened in the name of the Trust, on behalf of the applicable Funds. Such accounts collectively shall be a deposit obligation of the Custodian and shall be subject to the terms of this Section 7 and the general liability provisions contained in Section 9. Cash accounts opened on the books of a Subcustodian may be opened in the name of the Trust, on behalf of the Funds, or in the name of the Custodian for the

Trust or in the name of the Custodian for its customers generally (Agency Accounts). Such deposits shall be obligations of the Subcustodian and shall be treated as an Investment of the Trust and the applicable Funds. Accordingly, the Custodian shall be responsible for exercising reasonable care in the administration of such accounts, but shall not be liable for their repayment in the event the Subcustodian, by reason of its bankruptcy, insolvency or otherwise, fails to make repayment. In connection with the services provided hereunder, the Custodian is hereby directed to open cash accounts on its books and records from time to time for the purposes of receiving subscriptions and/or processing redemptions on behalf of the Trust, and/or for the purposes of aggregating, netting and/or clearing transactions (including, without limitation foreign exchange, repurchase agreements, capital stock activity, expense payment) or other administrative purposes on behalf of the Trust or the Trust and affiliated trusts (each an Account). Each such Account shall be subject to the terms and conditions of this Agreement (including, without limitation Section 7.6) and the Trust shall be liable for the satisfaction of its own obligations in connection with each Account; provided however, the Trust shall not be liable for the obligations of any other affiliated fund thereunder.

7.1.1 Administrative Accounts. In connection with the services provided hereunder, the Custodian is hereby directed to open cash accounts on its books and records from time to time for the purposes of receiving subscriptions and/or processing redemptions on behalf of the Trust and/or for the purposes of aggregating, netting and/or clearing transactions (including, without limitation foreign exchange, repurchase agreements, capital stock activity, expense payment) or other administrative purposes, each on behalf of the Trust (each an Account). Each such Account shall be subject to the terms and conditions of this Agreement and the Trust shall be liable for the satisfaction of its obligations in connection with each Account.

7.2 Payments and Credits with Respect to the Cash Accounts. The Custodian shall make payments from or deposits to any of the cash accounts in the course of carrying out its administrative duties, including but not limited to income collection with respect to a Fund’s Investments, and otherwise in accordance with Instructions. The Custodian and its Subcustodians shall be required to credit amounts to the cash accounts only when moneys are actually received in cleared funds in accordance with banking practice in the country and currency of deposit. Any credit made to any Principal or Agency Account before actual receipt of cleared funds shall be provisional and may be reversed by the Custodian in the event such payment is not actually collected. Unless otherwise specifically agreed in writing by the Custodian or any Subcustodian, all deposits shall be payable only at the branch of the Custodian or Subcustodian where the deposit is made or carried.

7.3 Currency and Related Risks. The Trust bears the risks of holding or transacting in any currency, including any mark to market exposure associated with a foreign exchange transaction undertaken with the Custodian. The Custodian shall not be liable for any loss or damage arising from the applicability of any law or regulation now or hereafter in effect, or from the occurrence of any event, which may delay or affect the transferability, convertibility or availability of any currency in the country (a) in which such Principal or Agency Accounts are maintained or (b) in which such currency is issued, and in no event shall the Custodian be obligated to make payment of a deposit denominated in a currency during the period during which its transferability, convertibility or availability has been affected by any such law, regulation or event. Without limiting the generality of the foregoing, neither the Custodian nor any Subcustodian shall be required to repay any deposit made at a foreign branch of either the Custodian or Subcustodian if such branch cannot repay the deposit due to a cause for which the Custodian would not be responsible in accordance with the terms of Section 9 of this Agreement unless the Custodian or such Subcustodian expressly agrees in writing to repay the deposit under such circumstances. All currency transactions in any account opened pursuant to this Agreement are subject to exchange control regulations of the United States and of the country where such currency is the lawful currency or where the account is maintained. Any taxes, costs, charges or fees imposed on the convertibility of a currency held by the Trust on behalf of a Fund shall be for the account of the Trust and its Funds.

7.4 Foreign Exchange Transactions. The Custodian shall, subject to the terms of this Section, settle foreign exchange transactions (including contracts, futures, options and options on futures) on behalf and for the account of the Trust or a Fund with such currency brokers or banking institutions, including

Subcustodians, as the Trust on behalf of a Fund may direct pursuant to Instructions. The Custodian may act as principal in any foreign exchange transaction with the Trust in accordance with Section 7.4.2 of this Agreement. The obligations of the Custodian in respect of all foreign exchange transactions (whether or not the Custodian shall act as principal in such transaction) shall be contingent on the free, unencumbered transferability of the currency transacted on the actual settlement date of the transaction.

7.4.1 Third Party Foreign Exchange Transactions. The Custodian shall process foreign exchange transactions (including without limitation contracts, futures, options, and options on futures), where any third party acts as principal counterparty to the Trust or a Fund on the same basis it performs duties as agent for the Trust with respect to any other of the Trust’s or a Fund’s Investments. Accordingly the Custodian shall only be responsible for delivering or receiving currency on behalf of the Trust or a Fund in respect of such contracts pursuant to Instructions. The Custodian shall not be responsible for the failure of any counterparty (including any Subcustodian) in such agency transaction to perform its obligations thereunder. The Custodian (a) shall transmit cash and Instructions to and from the currency broker or banking institution with which a foreign exchange contract or option has been executed, (b) may make free outgoing payments of cash in the form of Dollars or foreign currency without receiving confirmation of a foreign exchange contract or option or confirmation that the countervalue currency completing the foreign exchange contract has been delivered or received or that the option has been delivered or received, (c) may, in connection with cash payments made to third party currency brokers/dealers for settlement of the Trust’s foreign exchange spot or forward transactions, foreign currency swap transactions and similar foreign exchange transactions, process settlements using the facilities of the CLS Bank according to CLS Bank’s standard terms and conditions, and (d) shall hold in safekeeping all confirmations, certificates and other documents and agreements received by the Custodian and evidencing or relating to such foreign exchange transactions. The Trust on behalf of a Fund accepts full responsibility for its use of third-party foreign exchange dealers and for execution of the foreign exchange contracts and options and understands that each applicable Fund shall be responsible for any and all costs and interest charges which may be incurred by it or the Custodian as a result of the failure or delay of third parties to deliver foreign exchange.

7.4.2 Foreign Exchange with the Custodian as Principal. The Custodian may enter into foreign exchange transactions with the Trust. If a foreign exchange transaction with the Custodian as principal is initiated by Instruction and the parties have no otherwise entered into an agreement specific to such transaction(s), the transaction will be performed and subject to the terms and conditions currently posted on the Custodian’s website at <http://www.bbh.com/fx/index.php/fx2/Terms_and_Conditions/> ( the “FX Online Terms and Conditions”), which terms are available in hardcopy upon request, and which terms may be updated from time to time. The Custodian shall provide notice of any material change to the FX Online Terms and Conditions to the Trust at least ten (10) business days prior to their taking effect, unless the Custodian determines that the circumstances require that a shorter period apply. Foreign exchange transactions that occur or are placed on or after the effective date of such changes, as stated in the applicable notice, shall be governed by the modified FX Online Terms and Conditions. The Trust represents and warrants, each and every time an Instruction to execute a foreign exchange transaction with the Custodian as principal is initiated, that it is an eligible contract participant, as that term is used under the Commodity Exchange Act and the regulations thereunder, as amended from time to time.

7.5 Delays. If no event of Force Majeure shall have occurred and be continuing and in the event that a delay shall have been caused by the negligence or willful misconduct of the Custodian in carrying out an Instruction to credit or transfer cash, the Custodian shall be liable to the Trust on behalf of the applicable Funds for damages, plus: (a) with respect to Principal Accounts, for interest to be calculated at the rate customarily paid on such deposit and currency by the Custodian on overnight deposits at the time the delay occurs for the period from the day when the transfer should have been effected until the day it is in fact effected; and, (b) with respect to Agency Accounts, for interest to be calculated at the rate customarily paid on such deposit and currency by the Subcustodian on overnight deposits at the time the delay occurs for the period from the day when the transfer should have been effected until the day it is in fact effected. The Custodian shall not be liable for delays in carrying out Instructions to transfer cash which are not due to the Custodian’s own negligence or willful misconduct.

7.6 Advances. If, for any reason in connection with this Agreement the Custodian or any Subcustodian makes an Advance to facilitate settlement or otherwise for the benefit of the Trust or a Fund (whether or not any Principal or Agency Account shall be overdrawn either during, or at the end of, any Business Day), the Trust hereby does:

7.6.1 acknowledge that the Trust shall have no right, title or interest in or to any Investments purchased with such Advance or proceeds of such Investments, and that any credit to an account of the Trust shall be provisional, until: (a) the debit of the Principal or Agency Account by Custodian for an amount equal to Advance Costs; and/or (b) if such debit produces an overdraft in such account, reimbursement to the Custodian or Subcustodian for the amount of such overdraft;

7.6.2 acknowledge that the Custodian has an automatically perfected statutory security interest in Investments purchased with any such Advance pursuant to Section 9-206 of the Uniform Commercial Code as in effect in the State of New York from time to time;

7.6.3 in addition, in order to secure the obligations of the Trust to pay or perform any and all obligations of the Trust pursuant to this Agreement, including without limitation to repay any Advance made pursuant to this Agreement, grant to the Custodian a security interest in all Investments and proceeds thereof (as defined in the Uniform Commercial Code as currently in effect in the State of New York); and agree to take, and agree that the Custodian may take, in respect of the security interest referenced above, any further actions that the Custodian may reasonably require.

7.7 Custodian’s Rights Neither the Custodian nor any Subcustodian shall be obligated to make any Advance or to allow an Advance to occur to the Trust or a Fund, and in the event that the Custodian or any Subcustodian does make or allow an Advance, any such Advance and any transaction giving rise to such Advance shall be for the account and risk of the Trust and shall not be deemed to be a transaction undertaken by the Custodian for its own account and risk. If such Advance shall have been made or allowed by a Subcustodian or any other person, the Custodian may assign all or part of its security interest referenced above and any other rights granted to the Custodian hereunder to such Subcustodian or other person. If the Trust or Fund shall fail to repay the Advance Costs when due, the Custodian or its assignee, as the case may be, shall be entitled to a portion of the available cash balance in any Agency or Principal Account equal to such Advance Costs, and the Trust authorizes the Custodian, on behalf of the Trust or Fund, to pay an amount equal to such Advance Costs irrevocably to such Subcustodian or other person, and to dispose of any property in such Account to the extent necessary to make such payment. Any Investments credited to accounts subject to this Agreement created pursuant hereto shall be treated as financial assets credited to securities accounts under Articles 8 and 9 of the Uniform Commercial Code as in effect in the State of New York from time to time. Accordingly, the Custodian and any Subcustodian shall have the rights and benefits of a secured creditor that is a securities intermediary under such Articles 8 and 9.

7.8 Integrated Account. For purposes hereof, deposits maintained in all Principal Accounts (whether or not denominated in Dollars) shall collectively constitute a single and indivisible current account with respect to the Trust’s obligations to the Custodian or its assignee, and balances in the Principal Accounts shall be available for satisfaction of the Trust’s obligations under this Section 7. The Custodian shall further have a right of offset against the balances in any Agency Account maintained hereunder to the extent that the aggregate of all Principal Accounts is overdrawn.

8. Subcustodians and Securities Depositories. Subject to the provisions hereinafter set forth in this Section 8, the Trust hereby authorizes the Custodian to utilize Securities Depositories to act on behalf of a Fund and to appoint from time to time and to utilize Subcustodians. With respect to Investments held by a Subcustodian, either directly or indirectly (including by a Securities Depository or Clearing Corporation), notwithstanding any provisions of this Agreement to the contrary, payment for securities purchased and delivery of securities sold may be made prior to receipt of securities or payment, respectively, and securities or payment may be received in a form in accordance with (a) governmental regulations, (b) rules of Securities Depositories and Clearing Agencies, (c) generally accepted trade practice in the applicable local market, (d) the terms and characteristics of the particular Investment, or (e) the terms of Instructions.

8.1 Domestic Subcustodians and Securities Depositories. The Custodian may deposit and/or maintain, either directly or through one or more Agents appointed by the Custodian, Investments of the Trust in any Securities Depository in the United States, including The Depository Trust Company, provided such Depository meets applicable requirements of the Federal Reserve Bank or of the Securities and Exchange Commission. The Custodian may, from time to time, appoint any bank as defined in Section 2(a)(5) of the 1940 Act meeting the requirements of a custodian under Section 17(f) of the 1940 Act and the rules and regulations thereunder to act on behalf of the Trust as a Subcustodian for purposes of holding Investments of the Trust in the United States.

8.2 Foreign Subcustodians and Securities Depositories. Unless instructed otherwise by the Trust, the Custodian may deposit and/or maintain non-U.S. Investments of the Trust in any Foreign Securities Depository provided such Securities Depository meets the requirements of an “eligible securities depository” under Rule 17f-7 promulgated under the 1940 Act, or any successor rule or regulation (“Rule 17f-7”) or which by order of the Securities and Exchange Commission is exempted therefrom. Prior to the time that Investments are placed with such depository, but subject to the provisions of Section 8.2.4 below, the Custodian shall have prepared and provided to the Trust an assessment of the custody risks associated with maintaining assets with the Securities Depository and shall have established a system to monitor such risks on a continuing basis in accordance with subsection 8.2.3 of this Section. Additionally, the Custodian may, from time to time, appoint (a) any bank, trust company or other entity meeting the requirements of an “eligible foreign custodian” under Rule 17f-5 or which by order of the Securities and Exchange Commission is exempted therefrom, or (b) any bank as defined in Section 2(a)(5) of the 1940 Act meeting the requirements of a custodian under Section 17(f) of the 1940 Act and the rules and regulations thereunder, to act on behalf of the Trust as a Subcustodian for purposes of holding Investments of the Trust outside the United States.

8.3 Delegation of Board Review of Subcustodians. From time to time, the Custodian may agree to perform certain reviews of Subcustodians and of Subcustodian Contracts as the delegate of the Trust’s Board. In such event, the Custodian’s duties and obligations with respect to this delegated review will be performed in accordance with the terms of the attached Delegation Schedule.

8.4 Board Approval of Foreign Subcustodians. Unless and except to the extent that the Board of Trustees has delegated to the Custodian and the Custodian has accepted delegation of review of certain matters concerning the appointment of Subcustodians pursuant to Subsection 8.3, the Custodian shall, prior to the appointment of any Subcustodian for purposes of holding Investments of the Trust or its Funds outside the United States, obtain written confirmation of the approval of the Board of Trustees with respect to (a) the identity of a Subcustodian, and (b) the Subcustodian agreement which shall govern such appointment, such approval to be signed by an Authorized Person. An Instruction to open an account in a given country shall comprise authorization of the Custodian to hold assets in such country in accordance with the terms of this Agreement. The Custodian shall not be required to make independent inquiry as to the authorization of the Trust to invest in such country.

8.5 Monitoring and Risk Assessment of Securities Depositories. Prior to the placement of any assets of the Trust or a Fund with a Foreign Securities Depository, the Custodian: (a) shall provide to the Trust or its authorized representative a written assessment of the custody risks associated with maintaining assets within such Securities Depository; and (b) shall have established a system to monitor the custody risks associated with maintaining assets with such Securities Depository on a continuing basis and to promptly notify the Trust or the Investment Adviser of the Funds of any material changes in such risk. In performing its duties under this subsection, the Custodian shall use reasonable care and may rely on such reasonable sources of information as may be available including but not limited to: (i) published ratings; (ii) information supplied by a Subcustodian that is a participant in such Securities Depository; (iii) industry surveys or publications; (iv) information supplied by the depository itself, by its auditors (internal or external) or by the relevant Foreign Financial Regulatory Authority. It is acknowledged that information procured through some or all of these sources may not be independently verifiable by the Custodian and that direct access to Securities Depositories is limited under most circumstances. Accordingly, the Custodian shall not be responsible for errors or omissions in its duties hereunder provided that it has performed its monitoring and assessment duties with reasonable care. The risk assessment shall be provided to the Trust or the Investment Adviser of the Funds by such means as the Custodian shall reasonably establish. Advices of material change in such assessment may be provided by the Custodian in the manner established as customary between the Trust and the Custodian for transmission of material market information.

8.6 Responsibility for Subcustodians. Except as provided in the last sentence of this Section 8.6, the Custodian shall be liable to the Trust and its applicable Funds for any loss or damage thereto caused by or resulting from the acts or omissions of any Subcustodian to the extent that such acts or omissions would be deemed to be negligence, gross negligence or willful misconduct in accordance within the terms of the relevant subcustodian agreement under the laws, circumstances and practices prevailing in the place where the act or omission occurred. The liability of the Custodian in respect of the countries and Subcustodians designated by the Custodian, from time to time on the Global Custody Network Listing shall be subject to the additional condition that the Custodian actually recovers such loss or damage from the Subcustodian.

8.7 New Countries. The Trust shall be responsible for informing the Custodian sufficiently in advance of a proposed investment which is to be held in a country in which no Subcustodian is authorized to act in order that the Custodian shall, if it deems appropriate to do so, have sufficient time to establish a subcustodial arrangement in accordance herewith. In the event the Custodian is unable to establish such arrangements prior to the time the investment is to be acquired, the Custodian is authorized to designate at its discretion a local safekeeping agent, and the use of the local safekeeping agent shall be at the sole risk of the Trust, and accordingly the Custodian shall be responsible to the Trust for the actions of such agent if and only to the extent the Custodian shall have recovered from such agent for any damages caused the Trust by such agent.

9. Responsibility of the Custodian. In performing its duties and obligations hereunder, the Custodian shall use reasonable care under the facts and circumstances prevailing in the market where performance is effected. Subject to the specific provisions of this Section, the Custodian shall be liable to the Trust for any damage incurred by the Trust or a Fund in consequence of the Custodian’s (or its employees’, officers’ or other agents’) negligence, bad faith or willful misconduct. In no event shall the Custodian be liable hereunder for any special, indirect, punitive or consequential damages arising out of, pursuant to or in connection with this Agreement even if advised of the possibility of such damages. It is agreed that the Custodian shall have no duty to assess the risks inherent in the Trust’s Investments or to provide investment advice with respect to Investments and that the Trust and its Funds as principal shall bear any risks attendant to particular Investments such as failure of counterparty or issuer.

9.1 Limitations of Performance. The Custodian shall not be responsible under this Agreement for any failure to perform its duties, and shall not be liable hereunder for any loss or damage in association with such failure to perform for or in consequence of the following causes:

9.1.1 Force Majeure. Force Majeure shall mean any circumstance or event which is beyond the reasonable control of the Trust, Custodian, a Subcustodian or any agent of the Custodian or a Subcustodian and which adversely affects the performance by the Trust, Custodian of its obligations hereunder, by the Subcustodian of its obligations under its Subcustody Agreement or by any other Agent of the Custodian or the Subcustodian, including any event caused by, arising out of or involving (a) an act of God, (b) accident, fire, water or wind damage or explosion, (c) any computer, system or other equipment failure or malfunction caused by any computer virus or the malfunction or failure of any communications medium, (d) any interruption of the power supply or other utility service, (e) any strike or other work stoppage, whether partial or total, (f) any delay or disruption resulting from or reflecting the occurrence of any Country, Sanctions or Sovereign Risk, (g) any disruption of, or suspension of trading in, the securities, commodities or foreign exchange markets, whether or not resulting from or reflecting the occurrence of any

Country, Sanctions or Sovereign Risk, (h) any encumbrance on the transferability of a currency or a currency position on the actual settlement date of a foreign exchange transaction, whether or not resulting from or reflecting the occurrence of any Country, Sanctions or Sovereign Risk, or (i) any other cause similarly beyond the reasonable control of the party.

9.1.2 Country Risk. Country Risk shall mean, with respect to the acquisition, ownership, settlement or custody of Investments in a jurisdiction, all risks relating to, or arising in consequence of, systemic and markets factors affecting the acquisition, payment for or ownership of Investments including (a) the prevalence of crime and corruption, (b) the inaccuracy or unreliability of business and financial information, (c) the instability or volatility of banking and financial systems, or the absence or inadequacy of an infrastructure to support such systems, (d) custody and settlement infrastructure of the market in which such Investments are transacted and held, (e) the acts, omissions and operation of any Securities Depository, (f) the risk of the bankruptcy or insolvency of banking agents, counterparties to cash and securities transactions, registrars or transfer agents, and (g) the existence of market conditions which prevent the orderly execution or settlement of transactions or which affect the value of assets.

9.1.3 Sovereign Risk. Sovereign Risk shall mean, in respect of any jurisdiction, including the United States of America, where Investments are acquired or held hereunder or under a Subcustody Agreement, (a) any act of war, terrorism, riot, insurrection or civil commotion, (b) the imposition of any investment, repatriation or exchange control restrictions by any Governmental Authority, (c) the confiscation, expropriation or nationalization of any Investments by any Governmental Authority, whether de facto or de jure, (d) any devaluation or revaluation of the currency, (e) the imposition of taxes, levies or other charges affecting Investments, (f) any change in the Applicable Law, or (g) any other economic or political risk incurred or experienced.

9.1.4 Sanctions Risk. Sanctions Risk shall mean, with respect to the acquisition, ownership, settlement or custody of Investments in a jurisdiction, all risks relating to, or arising in consequence of the Custodian complying with one or more Sanctions Regimes, including the risk that if Custodian reasonably believes it has come into possession or control of any Sanctioned Property as a result of its performance of this Agreement, Custodian may be required by one or more Sanctions Regime to block (i.e. prevent further movement of) such Sanctioned Property and report any related activity to relevant government authorities. The Trust acknowledges that if multiple Sanctions Regimes apply (including OFAC), the Custodian will comply with the most restrictive of the applicable regimes.

9.2. Limitations on Liability. The Custodian shall not be liable for any loss, claim, damage or other liability arising from the following causes:

9.2.1 Failure of Third Parties. The failure of any third party including: (a) any issuer of Investments or Book-Entry Agent or other agent of an issuer; (b) any counterparty with respect to any Investment, including any issuer of exchange-traded or other futures, option, derivative or commodities contract; (c) failure of an Investment Adviser, third party foreign custody manager or other agent of the Trust; or (d) failure of other third parties similarly beyond the control or choice of the Custodian.

9.2.2 Information Sources. The Custodian may rely upon information received from issuers of Investments or agents of such issuers, information received from Subcustodians and from other commercially reasonable sources such as commercial data bases and the like, but shall not be responsible for specific inaccuracies in such information (provided that the Custodian has relied upon such information in good faith), or the failiure of any commercially reasonable information provider.

9.2.3 Reliance on Instruction. Action by the Custodian or the Subcustodian in accordance with an Instruction, even when such action conflicts with, or is contrary to any provision of, the Trust’s trust instrument, certificate of trust or by-laws, Applicable Law, or actions by the trustees, directors or shareholders of any Fund of the Trust.

9.2.4 Restricted Securities. The limitations inherent in the rights, transferability or similar investment characteristics of a given Investment of the Trust.

10. Transfer Agency Services. Subject to the specific provisions of this Section, the TA shall not be liable to the Trust for any damage incurred by the Trust or a Fund unless such damages arise from the TA’s (or its employees’, officers’ or other agents’) negligence, bad faith or willful misconduct. In no event shall the TA be liable hereunder for any special, indirect, punitive or consequential damages arising out of, pursuant to or in connection with this Agreement even if advised of the possibility of such damages. BBH&Co. will provide the transfer agency services described in Schedule IV hereto pursuant to the following terms and conditions:

10.1 Limitations on Liability

10.1.1 TA shall not be held accountable or liable to the Trust, or any third party if TA is unable to perform its responsibilities in accordance with this Agreement as a result of (i) any errors in the Services based upon or arising out of information received in a timely or untimely manner by TA either (a) from a source which TA was authorized to rely upon pursuant to a relevant Schedule hereto, or (b) from a source which in TA’s reasonable judgment was as an appropriate source for such information, (ii) relevant information known to the Trust which would impact the Services but which is not communicated by the Trust or its agent to TA, or (iii) the suspension, discontinuance or termination of the transmission of information by information providers for any reason, provided TA shall have made reasonable commercial efforts to procure such transmission. The Trust hereby acknowledges and agrees that TA shall neither guarantee nor make any warranties whatsoever, with respect to the sources referenced above and to the accuracy or completeness of their information.

10.1.2 The Trust acknowledges and agrees that nothing herein is intended to diminish the responsibility of third parties, including without limitation, its clients, custodian banks, brokers, and pricing and administrative agents, under their respective contractual and/or business arrangements with the Trust.

10.1.3 TA shall incur no liability with respect to any telecommunications, equipment or power failures of third party service providers, or any failures to perform or delays in performance by postal or courier services or third-party information providers.

10.1.4 TA shall in no event be required to advance or expend its own funds in connection with the services provided hereunder, or take any action which is in contravention of any applicable law, rule or regulation or any order or judgment of any court of competent jurisdiction.

10.1.5 The Trust shall review the Services performed by TA under this Agreement promptly and periodically and shall notify TA of any improper performance, discrepancy or error therein. Unless the Trust provides written notice of any such discrepancy or error within a reasonable time after such Services are performed, the Services shall be deemed to have met the duties and standards set forth herein.

10.1.6 Without limiting the generality of any of the foregoing provisions, in no event shall TA be liable for any taxes, penalties, fines, costs, charges or fees imposed on the Trust in connection with the Services hereunder unless otherwise agreed between the Parties.

10.1.7 In no event shall TA be responsible for providing investment management services or advice or legal advice under this Agreement, nor shall TA be liable for the investment management services and advice received or given by the Trust or the legal advice received by the Trust from its counsel or other legal counsel.

10.1.8 Without limiting the generality of any of the foregoing provisions, the TA shall have no liability for any damages arising out of (i) the failure of any Authorized Participant to perform its obligations under a Participant Agreement (“Participant Agreement” defined for this purpose as any Participant Agreement between the Distributor and an Authorized Participant acknowledged by the TA); (ii) activities or statements of sales or wholesaler personnel who are employed by any distributor (or its affiliates); or (iii) the failure of any Authorized Participant to deposit with the Custodian sufficient collateral, or to provide additional collateral upon request by the TA, in connection with the monitoring services provided for herein on Schedule IV; or (b) any errors in the computation of collateral requirements based upon or arising out of quotations or information received by the TA from the Trust’s accounting agent or any other source on which the TA reasonably relies. Any losses sustained by a Fund as a result of or arising from errors in calculations performed by the TA in connection with the monitoring or maintenance of collateral positions relating to creation or redemption unit activity shall not exceed the total fees paid to the TA in any calendar year.

10.2 Instructions. TA shall not be liable for, and shall be indemnified by the Trust against any and all losses, costs, damages or expenses arising from or as a result of, any action taken or omitted in reliance upon Instructions (as hereinafter defined) or upon any other written notice, request, direction, instruction, certificate or other instrument believed by it to be genuine and signed or authorized by the proper party or parties.

10.2.1 Instructions shall mean a written request, direction, instruction or certification signed or initialed on by the Trust on behalf of the Fund by one or more Authorized Persons. Authorized Persons may be identified by name, title or position. Telephonic and other oral instructions or instructions given by facsimile transmission may be given by any one of the Authorized Persons. Such instructions shall be considered Instructions if TA reasonably believes them to have been given by an Authorized Person. In no event shall Instructions be in the form of electronic mail.

10.2.2 Where Instructions are conveyed through facsimile transmissions, the Trust hereby acknowledges that (i) receipt of legible instructions cannot be assured, (ii) TA cannot verify that authorized signatures on facsimile Instructions are original, and (iii) TA shall not be responsible for losses or expenses incurred through actions taken in reliance on such Instructions. The Trust agrees that such facsimile Instructions shall be conclusive evidence of the Trust’s Instruction to TA to act or to omit to act.

10.2.3 Instructions given orally will be confirmed by written Instructions in the manner set forth above in Section 10.2.1, including by facsimile, but the lack of such confirmation shall in no way affect any action taken by TA in reliance upon such oral Instructions. The Trust authorizes TA to tape record any and all telephonic or other oral Instructions given to TA by or on behalf of the Trust (including any of its officers, directors, trustees, employees or agents or any investment manager or adviser or person or entity with similar responsibilities which is authorized to give Instructions on behalf of the Trust to TA). The Trust agrees to solicit valid written or other consent from any of its employees in respect to telephonic recordings to the extent such consent is required by applicable law.

10.3 Representations of TA.

10.3.1 TA represents that it is a registered transfer agent under the Securities Exchange Act of 1934.

10.3.2 TA has established pursuant to the Bank Secrecy Act, and other U.S. laws and regulations applicable to it, Anti-Money Laundering (AML) compliance programs, including but not limited to: (1) the development of internal policies, procedures, and controls; (2) the designation of a compliance officer; (3) the implementation of ongoing employee training programs; and (4) the creation of an independent audit function to test such programs.

10.3.3 TA has a customer identification program (CIP) consistent with the rules under section 326 of the USA Patriot Act. TA. For the avoidance of doubt, DTC is exempt from CIP requirements.

10.3.4 TA: (i) has in place policies and procedures reasonably designed to ensure compliance with the transfer agent rules of the Securities Exchange Act of 1934, as amended; (ii) and will maintain appropriate records in accordance with said transfer agent rules.

11. Indemnification. The Trust hereby indemnifies BBH&Co. as TA and Custodian (and each Subcustodian), and their respective Agents, nominees and the partners, employees, officers and directors, and agrees to hold each of them harmless from and against all claims and liabilities, including counsel fees and taxes, incurred or assessed against any of them in connection with the performance of this Agreement and any Instruction. If a Subcustodian or any other person indemnified under the preceding sentence, gives written notice of claim to the Custodian, the Custodian shall promptly give written notice to the Trust.

12. Reports and Records. BBH&Co. shall:

12.1 create and maintain records relating to the performance of its obligations under this Agreement (including such reports as may be required pursuant to Section 31(a) of the 1940 Act and the rules thereunder);

12.2 make available to and copy for the Trust (at the Trust’s expense), its auditors, agents and employees, upon reasonable request and during its normal business hours, all records maintained by BBH&Co. pursuant to Section 12.1 above, subject, however, to all reasonable security requirements of BBH&Co. then applicable to the records of its customers generally; and

12.3 make available to the Trust all Electronic Reports; it being understood that BBH&Co. shall not be liable hereunder for the inaccuracy or incompleteness thereof or for errors in any information included therein.

12.4 The Trust shall examine all records, however produced or transmitted, promptly upon receipt and notify BBH&Co. promptly of any discrepancy or error. Unless the Trust delivers written notice of any such discrepancy or error within a reasonable time after its receipt of the records, the records shall be deemed to be true and accurate.

12.5 The Trust acknowledges that the Custodian obtains information on the value of assets from outside sources which may be utilized in certain reports made available to the Trust. The Custodian deems such sources to be reliable but the Trust acknowledges and agrees that the Custodian does not verify such information nor make any representations or warrantees as to its accuracy or completeness and accordingly shall be without liability in selecting and using such sources and furnishing such information.

13. Miscellaneous.

13.1 Powers of Attorney, etc. The Trust on behalf of its Funds will promptly execute and deliver, upon request, such proxies, powers of attorney or other instruments as may reasonably be necessary or desirable for the Custodian to provide, or to cause any Subcustodian to provide, the services contemplated by this Agreement.

13.2 Entire Agreement; Amendment. This Agreement constitutes the entire understanding and agreement of the parties hereto and supersedes any other oral or written agreements heretofore in effect between the Trust and the Custodian with respect to the subject matter hereof. No provision of this Agreement may be amended or terminated except by a statement in writing signed by the party against which enforcement of the amendment or termination is sought, provided, however, that an Instruction shall, whether or not such Instruction shall constitute a waiver, amendment or modification for purposes hereof, be deemed to have been accepted by the Custodian when it commences actions pursuant thereto or in accordance therewith. In the event of a conflict between the terms of this Agreement and the terms of a service level agreement or other operating agreement in place between the parties from time to time, the terms of this Agreement shall control.

13.3 Binding Effect; Assignment. This Agreement shall be binding upon and shall inure to the benefit of the Custodian and the Trust and their successors and assignees, provided that neither party may assign this Agreement without the prior written consent of the Custodian. Each party agrees that only the parties to this Agreement and/or their successors in interest shall have a right to enforce the terms of this Agreement. Accordingly, no client of the Trust or other third party shall have any rights under this Agreement and such rights are explicitly disclaimed by the parties.

13.4 GOVERNING LAW, JURISDICTION AND VENUE. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE. THE PARTIES HERETO IRREVOCABLY CONSENT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS LOCATED IN NEW YORK CITY. THE TRUST IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING IN ANY OF THE AFORESAID COURTS AND ANY CLAIM THAT ANY SUCH ACTION OR PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. FURTHERMORE, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY RIGHT THAT IT MAY HAVE TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

13.5 Notices. Notices and other writings contemplated by this Agreement, other than Instructions, shall be delivered (a) by hand, (b) by first class registered or certified mail, postage prepaid, return receipt requested, (c) by a nationally recognized overnight courier, or (d) by facsimile transmission, provided that any notice or other writing sent by facsimile transmission shall also be mailed, postage prepaid, to the party to whom such notice is addressed. All such notices shall be addressed, as follows:

If to the Trust:	Pointbreak ETF Trust
P.O. Box 347312
San Francisco, California 94134

Attn: Howard Mah

Telephone: 415-584-1927
Facsimile:

If to the Custodian:	Brown Brothers Harriman & Co.
50 Post Office Square
Boston, Massachusetts 02110-1548
Attn:
Telephone: (617) 772-1818
Facsimile: (617) 772-XXXX,

or such other address as the Trust or the Custodian may have designated in writing to the other. Notices given by the Custodian pursuant to Section 12.13 may also be given by electronic mail to the email address of any Authorized Person. The Trust agrees that such notices given by electronic mail shall be conclusively presumed to have been delivered and received by the Trust as of the date such electronic mail was sent by the Custodian, as recorded by the Custodian’s systems.

13.6 Headings. Paragraph headings included herein are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

13.7 Severability. In the event any provision of this Agreement is determined to be void or unenforceable, such determination shall not affect the remainder of this Agreement, which shall continue to be in force.

13.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original. This Agreement shall become effective when one or more counterparts have been signed and delivered by the Trust and the Custodian. A photocopy or telefax of the Agreement shall be acceptable evidence of the existence of the Agreement and the Custodian shall be protected in relying on the photocopy or telefax until the Custodian has received the original of the Agreement.

13.9 Confidentiality. The parties hereto agree that each shall treat confidentially all information provided by each party to the other regarding its business and operations. All confidential information provided by a party hereto shall be used by any other party hereto solely for the purpose of rendering or obtaining services pursuant to this Agreement and, except as may be required in carrying out this Agreement (including, without limitation, disclosure to Subcustodians or Agents appointed by the Custodian), shall not be disclosed to any third party without the prior consent of such providing party. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is required to be disclosed by or to any regulator of the Custodian or of the Trust or any Agent or Subcustodian, any Regulatory Authority, any auditor or attorney of the parties hereto, or by judicial or administrative process or otherwise by Applicable Law.

13.10 Tape-recording. The Trust on behalf of itself and its Customers authorizes the Custodian to tape record any and all telephonic or other oral instructions given to the Custodian by or on behalf of the Trust, including from any Authorized Person. This authorization will remain in effect until and unless revoked by the Trust in writing.

13.11 Counsel/ Certified Public Accountant. In fulfilling its duties hereunder, the Custodian shall be entitled to receive and act upon the advice of (i) counsel and/or a certified public accountant regularly retained by the Custodian in respect of such matters, (ii) counsel and/or a certified public accountant for the Trust or (iii) such counsel or certified public accountant as the Trust and the Custodian may agree upon, with respect to all matters, and the Custodian shall be without liability for any action reasonably taken or omitted pursuant to such advice.

13.12 Conflict. Nothing contained in this Agreement shall prevent the Custodian and its associates from (i) dealing as a principal or an intermediary in the sale, purchase or loan of the Trust’s Investments to, or from the Custodian or its associates; (ii) acting as a custodian, a subcustodian, a trustee, an agent, securities dealer, an investment manager or in any other capacity for any other client whose interests may be adverse to the interest of the Trust; or (iii) buying, holding, lending, and dealing in any way in any assets for the benefit of its own account, or for the account of any other client whose interests may be adverse to the Trust notwithstanding that the same or similar assets may be held or dealt in by, or for the account of the Trust by the Custodian. The Trust hereby voluntarily consents to, and waives any potential conflict of interest between the Custodian and/or its associates and the Trust, and agrees that:

(a) the Custodian’s and/or its associates’ engagement in any such transaction shall not disqualify the Custodian from continuing to perform as the custodian of the Trust or Funds under this Agreement;

(b) the Custodian and/or its associates shall not be under any duty to disclose any information in connection with any such transaction to the Trust;

(c) the Custodian and/or its associates shall not be liable to account to the Trust or a Fund for any profits or benefits made or derived by or in connection with any such transaction; and

(d) the Trust shall use all reasonable efforts to disclose this provision, among other provisions in this Agreement, to its shareholders.

13.13 Online Terms and Conditions. Foreign exchange services provided under or otherwise referenced in this Agreement will be performed and subject to the terms and conditions posted on the Custodian’s website at

< http://www.bbh.com/fx/index.php/fx2/Terms_and_Conditions/> (the “FX Online Terms and Conditions”), which terms are available in hardcopy upon request, and which terms may be updated from time to time. The Custodian shall provide notice of any change to the FX Online Terms and Conditions to the Trust at least ten business days prior to their taking effect, unless the Custodian determines that the circumstances require that a shorter period apply. Foreign exchange transactions that occur or are placed on or after the effective date of such changes, as stated in the applicable notice, shall be governed by the modified FX Online Terms and Conditions.

14. Definitions. The following defined terms will have the respective meanings set forth below.

14.1 Advance(s) shall mean any extension of credit by or through the Custodian or by or through any Subcustodian and shall include, without limitation, amounts due to the Custodian as the principal counterparty to any foreign exchange transaction with the Trust as described in Section 7.4.2 hereof, or paid to third parties for account of the Trust or in discharge of any expense, tax or other item payable by the Trust.

14.2 Advance Costs shall mean any Advance, interest on the Advance and any related expenses, including without limitation any mark to market loss of the Custodian or Subcustodian on any Investment to which Section 7.6.1 applies.

14.3 Agency Account(s) shall mean any deposit account opened on the books of a Subcustodian or other banking institution in accordance with Section 7.1 hereof.

14.4 Agent(s) shall have the meaning set forth in Section 6.17 hereof.

14.5 Applicable Law shall mean with respect to each jurisdiction, all (a) laws, statutes, treaties, regulations, guidelines (or their equivalents); (b) orders, interpretations, licenses and permits; and (c) judgments, decrees, injunctions, writs, orders and similar actions by a court of competent jurisdiction; compliance with which is required or customarily observed in such jurisdiction.

14.6 Authorized Person(s) shall mean any person or entity authorized to give Instructions on behalf of the Trust in accordance with Section 4.1 or 10.2.1 hereof.

14.7 Book-entry Agent(s) shall mean an entity acting as agent for the issuer of Investments for purposes of recording ownership or similar entitlement to Investments, including without limitation a transfer agent or registrar.

14.8 Clearing Corporation shall mean any entity or system established for purposes of providing securities settlement and movement and associated functions for a given market(s).

14.9 Delegation Schedule shall mean any separate schedule entered into between the Custodian and the Trust or its authorized representative with respect to certain matters concerning the appointment and administration of Subcustodians delegated to the Custodian pursuant to Rule 17f-5 under the 1940 Act.

14.10 Electronic and Online Services Schedule shall mean any separate schedule entered into between the Custodian and the Trust or its authorized representative with respect to certain matters concerning certain electronic and online services as described therein and as may be made available from time to time by the Custodian to the Trust and the Funds.

14.11 Electronic Reports shall mean any reports prepared by the Custodian and remitted to the Trust or its authorized representative via the internet or electronic mail.

14.12 EU shall mean the European Union and its member states.

14.13 Foreign Custody Manager shall mean the Trust’s foreign custody manager appointed pursuant to Rule 17f-5 of the 1940 Act.

14.14 Foreign Financial Regulatory Authority shall have the meaning given by Section 2(a)(50) of the 1940 Act.

14.15 Transfer Services Schedule shall mean any separate schedule entered into between the Custodian and the Trust or its authorized representative with respect to certain matters concerning the processing of payment orders from Principal Accounts of the Trust.

14.16 Global Custody Network Listing shall mean Countries and Subcustodians approved for Investments in non-U.S. Markets.

14.17 Instruction(s) shall have the meaning assigned in Section 4 hereof.

14.18 Investment Adviser shall mean any person or entity that is an Authorized Person to give Instructions with respect to the investment and reinvestment of the Trust’s Investments.

14.19 Investment(s) shall mean any investment asset of the Trust or Funds, including without limitation securities, bonds, notes, and debentures as well as receivables, derivatives, contractual rights or entitlements and other intangible assets, but shall not include any Principal Account.

14.20 Margin Account shall have the meaning set forth in Section 6.4 hereof.

14.21 OFAC shall mean the US Treasury Department’s Office of Foreign Assets Control.

14.22 Principal Account(s) shall mean deposit accounts of the Trust or a Fund carried on the books of BBH&Co. as principal in accordance with Section 7 hereof.

14.23 Sanctions or Sanctions Regime(s) shall mean any governmental sanctions against countries, persons and entities that are imposed at any time by the US, the EU, the United Nations or any other jurisdiction, which Custodian must comply with.

14.24 Securities Depository shall mean a central or book entry system or agency established under Applicable Law for purposes of recording the ownership and/or entitlement to investment securities for a given market that, if a foreign Securities Depository, meets the definitional requirements of Rule 17f-7 under the 1940 Act.

14.25 Subcustodian(s) shall mean each foreign bank appointed by the Custodian pursuant to Section 8 hereof, but shall not include Securities Depositories.

14.26 Tri-Party Agreement shall have the meaning set forth in Section 6.4 hereof.

14.27 1940 Act shall mean the Investment Company Act of 1940.

15. Compensation. The Trust agrees to pay to BBH&Co. a fee in an amount set forth in the fee letter between the Trust and BBH&Co. as Custodian and between BBH&Co. as TA, in effect on the date hereof or as amended from time to time, and (b) all reasonable out-of-pocket expenses incurred by BBH&Co. for account or benefit of the Trust or its Funds, and payable from time to time. Amounts payable by the Trust under and pursuant to this section shall be payable by wire transfer to the Custodian at BBH&Co. in New York, New York.

16. Termination. This Agreement may be terminated by either party in accordance with the provisions of this Section. The provisions of this Agreement and any other rights or obligations incurred or accrued by any party hereto prior to termination of this Agreement shall survive any termination of this Agreement.

16.1 Term, Notice and Effect. This Agreement shall have an initial term of two (2) years from the date hereof. Thereafter, this Agreement shall automatically renew for successive one (1) year periods unless either party terminates this Agreement by written notice effective ninety (90) days or more following delivery of that notice to the other party at its address set forth hereof. Notwithstanding the foregoing provisions, either party may terminate this Agreement at any time (a) for cause, which is a material breach of the Agreement not cured within 60 days, in which case termination shall be effective upon written receipt of notice by the non-terminating party, or (b) upon thirty (30) days written notice to the other party in the event that either party is adjudged bankrupt or insolvent, or there shall be commenced against such party a case under any applicable bankruptcy, insolvency, or other similar law now or hereafter in effect.

16.2 Notice and Succession. In the event a termination notice is given by a party hereto, all reasonable costs and expenses associated with any required systems, facilities, procedures, personnel, and other resourced modifications as well as the movement of records and materials and the conversion thereof shall be paid by the Trust for which Services shall cease to be performed hereunder. Furthermore, to the extent that it appears impracticable given the circumstances to effect an orderly delivery of the necessary and appropriate records of BBH&Co. to a successor within the time specified in the notice of termination as aforesaid, BBH&Co. and the Trust agree that this Agreement shall remain in full force and effect for such reasonable period as may be required to complete necessary arrangements with a successor.

16.3 Successor Custodian. In the event of the appointment of a successor custodian, it is agreed that the Investments of the Trust held by the Custodian or any Subcustodian shall be delivered to the successor custodian in accordance with reasonable Instructions. The Custodian agrees to cooperate with the Trust in the execution of documents and performance of other actions necessary or desirable in order to facilitate the succession of the new custodian. If no successor custodian shall be appointed, the Custodian shall in like manner transfer the Trust’s Investments in accordance with Instructions.

16.4 Delayed Succession of Custodian. If no Instruction has been given as of the effective date of termination, Custodian may at any time on or after such termination date and upon thirty (30) consecutive calendar days written notice to the Trust either (a) deliver the Investments of the Trust or any Fund held hereunder to the Trust at the address designated for receipt of notices hereunder; or (b) deliver any investments held hereunder to a bank or trust company having a capitalization of $2,000,000 USD equivalent and operating under the Applicable Law of the jurisdiction where such Investments are located, such delivery to be at the risk of the Trust. In the event that Investments or moneys of the Trust remain in the custody of the Custodian or its Subcustodians after the date of termination owing to the failure of the Trust to issue Instructions with respect to their disposition or owing to the fact that such disposition could not be accomplished in accordance with such Instructions despite diligent efforts of the Custodian, the Custodian shall be entitled to compensation for its services with respect to such Investments and moneys during such period as the Custodian or its Subcustodians retain possession of such items and the provisions of this Agreement shall remain in full force and effect until disposition in accordance with this Section is accomplished.

17. Compliance Policies and Procedures. To assist the Trust in complying with Rule 38a-1 of the 1940 Act, BBH&Co. represents that it has adopted written policies and procedures reasonably designed to prevent violation of the federal securities laws in fulfilling its obligations under the Agreement and that it has in place a compliance program to monitor its compliance with those policies and procedures. BBH&Co will upon request provide the Trust with information about our compliance program as mutually agreed.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as of the date first above written.

The undersigned acknowledges that Ihave received a copy of this document.

BROWN BROTHERS HARRIMAN & CO.	POINTBREAK ETF TRUST

By:	By:	/s/ John T. Hyland
Name:	Name: John T. Hyland
Title:	Title: Trustee
Date:	Date: December 14, 2015

Brown Brothers Harriman & Co. (“BBH&Co.”) is a limited partnership organized under the laws of the United States of America (“US”) and is subject to the US Treasury Regulations set forth under 31 CFR 500, et seq. BBH&Co. may not establish any relationship with any Prohibited Person or Entity as such term is defined under the regulations. No customer of BBH&Co. may be owned or controlled by an entity or person: (i) that is listed in the Annex to, or is otherwise subject to the provisions of Executive Order 13224, issued on September 24, 2001 (“EO13224”) <www.treasury.gov/offices/enforcement/ofac/programs/terror/terror.pdf>; (ii) whose name appears on the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”) most current list of “Specifically Designated National and Blocked Persons” (which list may be published from time to time in various mediums including, but not limited to, the OFAC website; (iii) who commits, threatens to commit or supports “terrorism”, as such term is defined in EO13224; or (iv) who is otherwise affiliated with any entity or person listed above (any and all parties or persons described in clauses (i) through (iv) above are herein referred to as a “Prohibited Person”).

EXHIBIT A

Pointbreak Buyback Index Fund (Ticker symbol PBBB)

Pointbreak China Large-Cap Index Fund (Ticker Symbol: PBCI)

Pointbreak Diversified Commodity Fund (Ticker Symbol: PBCM)

Pointbreak US Internet Index Fund (Ticker Symbol: PBIT)

SCHEDULE I: TRANSFER SERVICES SCHEDULE

(“TSS”)

In accordance with Section 4.2 of the Custodian Agreement, the Trust acknowledges the following terms and conditions in respect of all funds transfers effected by the Custodian. References to UCC 4A shall mean Article 4A of the Uniform Commercial Code as currently in effect in the State of New York. Terms not otherwise defined herein shall have the meanings accorded to them in the Custodian Agreement.

1. Transmission of Payment Orders. Each FT Instruction shall be transmitted by such secured or authenticated means and subject to such security procedures as the Custodian shall make available to the Trust from time to time (such transmission method and security procedures, a Custodian Designated Security Procedure), unless the Trust shall elect to transmit such FT Instruction in accordance with a Trust Designated Security Procedure (as defined in Section 4 below). The Trust acknowledges and agrees that the Custodian will use the security procedures referenced in Sections 3 and 4 below solely to authenticate a FT Instruction, as set forth herein, and not to detect any errors or omissions therein.

2. Custodian Designated Security Procedure. The Custodian will make the following Custodian Designated Security Procedures available to the Trust for use in communicating FT Instructions to the Custodian:

•	BBH Worldview® Payment Products. The Custodian offers to the Trust use of its BBH Worldview Payment Products (“BBH Worldview”), which are Custodian proprietary on-line payment order authorization facilities with built-in authentication procedures. The Custodian and the Trust shall each be responsible for maintaining the confidentiality of passwords or other codes used by them in connection with BBH Worldview. The Custodian will act on FT Instructions received through BBH Worldview without duty of further confirmation unless the Trust notifies the Custodian that its password is not secure. The Trust agrees that access to, and use of, BBH Worldview shall be governed by an Electronic and On-line Services Schedule, which the Trust will execute prior to access to BBH Worldview.

•	SWIFT Transmission. The Custodian and the Trust shall comply with SWIFT’s authentication procedures. The Custodian will act on FT Instructions received via SWIFT provided the instruction is authenticated by the SWIFT system.

•	Written Instructions. Instructions may be transmitted in an original writing that bears the manual signature of an Authorized Person(s).

3. Trust Designated Security Procedure. FT Instructions may be transmitted through such other means, and subject to such additional security procedures, as may be elected by the Trust (or by an Authorized Person entitled to give Instructions) and acknowledged and accepted by the Custodian (the transmission methods and security procedures referenced below, as may be supplemented by such additional security procedures, each a Trust Designated Security Procedure); it being understood that the Custodian’s acknowledgment shall authorize it to accept such means of delivery but shall not represent a judgment by the Custodian as to the reasonableness or security of the means utilized by the Trust.

•	Computer Transmission. The Custodian is able to accept transmissions sent from the Trust’s computer facilities to the Custodian’s computer facilities. If the Trust determines to use its proprietary transmission or other electronic transmission method, it must provide Custodian sufficient notice and information to allow testing or other confirmation that FT Instructions received via the Trust Designated Security Procedure can be processed in good time and order. The Custodian may require the Trust to execute additional documentation prior to the use of such transmission method.

•	Facsimile Transmission.

A FT Instruction transmitted to the Custodian by facsimile transmission must be transmitted by the Trust to a telephone number specified from time to time by the Custodian for such purposes. The Custodian will then follow one of the procedures below:

1. If the facsimile requests a non-repetitive order, the Custodian will call the Trust and request to speak to a person authorized to validate orders on behalf of the Trust, and confirm the authorization and details of the payment order (a Callback);

2. If the facsimile FT Instruction pertains to a repetitive payment order (see Section 7 below), the Custodian may (at its sole discretion) perform a Callback. The Trust acknowledges that prior to its issuance of any repetitive payment order, it must (a) request that the appropriate repetitive payment order process be approved and set up at the Custodian, and (b) complete such documentation as may be required by the Custodian, including a PPO (as defined in Section 7).

The Custodian shall rely on the purported identity of the originator but due to the lack of reliability of a facsimile signature, it will not perform signature verification on facsimiles.

•	Telephonic. The Trust may call a telephonic payment order into the Custodian at the telephone number designated from time-to-time by the Custodian for that purpose. The caller shall identify herself/himself as an Authorized Person. The Custodian shall obtain the FT Instruction details from the caller. The Custodian shall then follow one of the procedures below:

i. If the telephonic FT Instruction pertains to a non-repetitive payment order, the Custodian will perform a Callback; or

ii. If the telephonic FT Instruction pertains to a repetitive payment order (see Section 7 below), the Custodian may (at its sole discretion) perform a Callback. The Trust acknowledges that prior to its issuance of any repetitive payment order, it must (a) request that the appropriate repetitive payment order process be approved and set up at the Custodian, and (b) complete such documentation as may be required by the Custodian, including a PPO.

In electing to transmit a FT Instruction via a Trust Designated Security Procedure, the Trust (i) agrees to be bound by the transaction(s) or payment order(s) specified on said FT Instruction, whether or not authorized, and accepted by the Custodian in compliance with such Trust Designated Security Procedure, and (ii) accepts the risk associated with such Trust Designated Security Procedure and confirms it is commercially reasonable for the transmission and authentication of the FT Instruction.

The parties agree that the Trust’s transmission of a FT Instruction by means of any of the above Trust Designated Security Procedures and the Custodian’s acceptance and execution of such FT Instruction shall constitute a FT Instruction sent via a Trust Designated Security Procedure and governed by the terms of this FTSA.

4. Rejection of Payment Orders; Rescission of Designated Security Procedure. The Custodian shall give the Trust prompt notice of the Custodian’s rejection of a FT Instruction. Such notice may be given in writing, via a Custodian Designated Security Procedure or any Trust Designated Security Procedure used by the Trust, or orally by telephone, each of which is hereby deemed commercially reasonable. In the event the Custodian fails to execute a properly executable FT Instruction and fails to give the Trust notice of the Custodian’s non-execution, the Custodian shall be liable only for the Trust’s actual damages and only to the extent that such damages are recoverable under UCC 4A. The Custodian, after providing prior written notice, may decide to no longer accept a particular Trust or Custodian Designated Security Procedure, or to do so only on revised terms, in the event that it determines that such agreed or established method of transmission represents a security risk or is attendant to any general change in the Custodian’s policy regarding FT Instructions. Notwithstanding anything in this FTSA and the Agreement to the contrary, neither party shall be liable for any consequential, indirect, special or punitive damages under this FTSA, whether or not such damages relate to services covered by UCC 4A, even if advised of the possibility of such damages.

5. Cancellation of Payment Orders. The Trust may cancel a FT Instruction but the Custodian shall have no liability for the Custodian’s failure to act on a cancellation FT Instruction unless the Custodian has received such cancellation FT Instruction at a time and in a manner affording the Custodian reasonable opportunity to act prior to the Custodian’s execution of the original FT Instruction. Any cancellation FT Instruction shall be sent and confirmed by such means as is set forth in Section 3 or 4 above.

6. Preauthorized Repetitive Payment Orders. The Trust may establish with the Custodian a process to preauthorize certain repetitive payments or transfers. The Trust will execute all documentation required by the Custodian, including a separate Preauthorized Repetitive Payment Order (PPO) form. The PPO shall be delivered to the Custodian in writing or by another Custodian Designated Security Procedure or Trust Designated Security Procedure, and will become effective after the Custodian shall have had a reasonable opportunity to act thereon (or if later, two (2) banking days after receipt by the Custodian). The PPO may take the form of either:

(i)	A standing instruction in which the Trust provides in the PPO all required information for a FT Instruction (except for the transfer date and amount) on a “standing instructions” basis. The Trust may from time-to-time instruct the Custodian to make a payment under the PPO, in writing or another Custodian Designated Security Procedure or Trust Designated Security Procedure, which instruction shall reference the repetitive line number (a number assigned to it by the Custodian after execution of the PPO), details of the payment, the transfer date and the amount of the transfer; or

(ii)	A recurring instruction in which the Trust supplies all required information for a FT Instruction with an instruction to process such payments with a specific frequency.

7. Responsibility for the Detection of Errors in Payment Orders; Liability of the Parties. The purpose of any Trust Designated Security Procedure or Custodian Designated Security Procedure is to confirm the authenticity of any FT Instruction and is not designed to detect errors or omissions in such FT Instructions. Therefore, the Custodian is not responsible for detecting any Trust error or omission contained in any FT Instruction received by the Custodian. In the event that the FT Instruction either (i) identifies the beneficiary by both a name and an identifying or Trust account number and the name and number identify different persons or entities, or (ii) identifies any Trust by both a name and an identifying number and the number identifies a person or entity different from the Trust identified by name, execution of the relevant payment order, payment to the beneficiary, cancellation of the payment order or actions taken by the Custodian or any Fund of the Trust in respect of such payment order may be made solely on the basis of the number.

The Custodian shall not be liable for interest on the amount of any FT Instruction that was not authorized or was erroneously executed unless the Trust so notifies the Custodian within thirty (30) days following the Trust’s receipt of notice that such FT Instruction was processed. Any compensation payable in the form of interest shall be payable in accordance with UCC 4A. If a FT Instruction in the name of the Trust, and accepted by the Custodian was not authorized by the Trust, the liability of the parties will be governed by the applicable provisions of UCC 4A.

SCHEDULE II: ELECTRONIC AND ON-LINE SERVICES SCHEDULE

This Electronic and On-Line Services Schedule (this Schedule) to a Custodian Agreement dated as of                     (as amended from time to time hereafter, the Agreement) by and between Brown Brothers Harriman & Co. (we, us our) and Pointbreak ETF Trust (you, your or the Trust), provides general provisions governing your use of and access to the Services (as hereinafter defined) provided to you by us via the Internet (at www.bbhco.com or such other URL as we may instruct you to use to access our products) and via a direct dial-up connection between your computer and our computers, as of                     ,             , 2015 (the Effective Date). Use of the Services constitutes acceptance of the terms and conditions of this Schedule, any Appendices hereto, the Terms and Conditions posted on our web site, and any terms and conditions specifically governing a particular Service or our other products, which may be set forth in the Agreement or in a separate related agreement (collectively, the Related Agreements).

1.	General Terms.

You will be granted access to our suite of online products, which may include, but shall not be limited to the following services via the Internet or dial-up connection (each separate service is a Service; collectively referred to as the Services):

1.1.	BBH WorldView®, a system for effectuating securities and fund trade instruction and execution, processing and handling instructions, and for the input and retrieval of other information;

1.2.	F/X WorldView, a system for executing foreign exchange trades;

1.3.	Trust WorldView, a system for receiving fund and prospectus information;

1.4.	BBHCOnnect, a system for placing securities trade instructions and following the status and detail of trades;

1.5.	ActionViewSM, a system for receiving certain corporate action information; and,

1.6.	Such other services as we shall from time to time offer.

2.	Security / Passwords.

2.1.	A digital certificate and/or an encryption key may be required to access certain Services. You may apply for a digital certificate and/or an encryption key by following the procedures set forth at http://www.bbh.com/certs/. You also will need an identification code (ID) and password(s) (Password) to access the Services.

2.2.	You agree to safeguard your digital certificate and/or encryption key, ID, and Password and not to give or make available, intentionally or otherwise, your digital certificate, ID, and/or Password to any unauthorized person. You must immediately notify us in writing if you believe that your digital certificate and/or encryption key, Password, or ID has been compromised or if you suspect unauthorized access to your account by means of the Services or otherwise, or when a person to whom a digital certificate and/or an encryption key, Password, or ID has been assigned leaves or is no longer permitted to access the Services.

2.3.	We will not be responsible for any breach of security, or for any unauthorized trading or theft by any third party, caused by your failure (be it intentional, unintentional, or negligent) to maintain the confidentiality of your ID and/or Password and/or the security of your digital certificate and/or encryption key.

3.	Instructions.

3.1.	Proper instructions under this Schedule shall be provided as designated in the Related Agreements (Instructions).

3.2.	The following additional provisions apply to Instructions provided via the Services:

a.	Instructions sent by electronic mail will not be accepted or acted upon.

b.	You authorize us to act upon Instructions received through the Services utilizing your digital certificate, ID, and/or Password as though they were duly authorized written instructions, without any duty of verification or inquiry on our part, and agree to hold us harmless for any losses you experience as a result.

c.	From time to time, the temporary unavailability of third party telecommunications or computer systems required by the Services may result in a delay in processing Instructions. In such an event, we shall not be liable to you or any third party for any liabilities, losses, claims, costs, damages, penalties, fines, obligations, or expenses of any kind (including without limitation, reasonable attorneys’, accountants’, consultants’, or experts’ fees and disbursements) that you experience due to such a delay.

4.	Electronic Documents.

We may make periodic statements, disclosures, notices, and other documents available to you electronically, and, subject to any delivery and receipt verification procedures required by law, you agree to receive such documents electronically and to check the statements for accuracy. If you believe any such statement contains incorrect information, you must follow the procedures set forth in the Related Agreement(s).

5.	Malicious Code.

You understand and agree that you will be responsible for the introduction (by you, your employees, agents, or representatives) into the Services, whether intentional or unintentional, of (i) any virus or other code, program, or sub-program that damages or interferes with the operation of the computer system containing the code, program or sub-program, or halts, disables, or interferes with the operation of the Services themselves; or (ii) any device, method, or token whose knowing or intended purpose is to permit any person to circumvent the normal security of the Services or the system containing the software code for the Services (Malicious Code). You agree to take all actions and precautions reasonably necessary to prevent the introduction and proliferation of any Malicious Code into those systems that interact with the Services.

6.	Indemnification.

For avoidance of doubt, you and we hereby agree that the provisions in any related agreement(s) entered into pursuant to Section 1 hereof, related to your indemnification of us and any limitations on our liability and responsibilities to you, shall be applicable to this Agreement, and are hereby expressly incorporated herein. You agree that the Services are comprised of telecommunications and computer systems, and that it is possible that Instructions, information, transactions, or account reports might be added to, changed, or omitted by electronic or programming malfunction, unauthorized access, or other failure of the systems which comprise the Services, despite the security features that have been designed into the Services. You agree that we will not be liable for any action taken or not taken in complying with the terms of this Schedule, except as provided by Section 9 of the Agreement. The provisions of this paragraph shall survive the termination of this Schedule and the related agreements.

7.	Payment.

You may be charged for services hereunder as set forth in a fee schedule from time to time agreed by us.

8.	Term/Termination.

8.1.	This Schedule is effective as of the date you sign it or first use the Services, whichever is first, and continues in effect until such time as either you or we terminate the Schedule in accordance with this Section 8 and/or until your off-line use of the Services is terminated.

8.2.	We may terminate your access to the Services at any time, for any reason, with five (5) business days prior notice; provided that we may terminate your access to the Services with no prior notice (i) if your account with us is closed, (ii) if you fail to comply with any of the terms of this Agreement, (iii) if we believe that your continued access to the Services poses a security risk, or (iv) if we believe that you are violating or have violated applicable laws, and we will not be liable for any loss you may experience as a result of such termination. You may terminate your access to the Services at any time by giving us ten (10) business days notice. Upon termination, we will cancel all your Passwords and IDs and any in-process or pending Instructions effective after the termination date will be carried out or cancelled, at our sole discretion.

9.	Miscellaneous.

9.1.	Notices. All notices, requests, and demands (other than routine operational communications, such as Instructions) shall be in such form and effect as provided in the Related Agreement(s).

9.2.	Inconsistent Provisions. Each Service may be governed by separate terms and conditions in addition to this Schedule and the Related Agreement(s). Except where specifically provided to the contrary in this Schedule, in the event that such separate terms and conditions conflict with this Schedule and the Related Agreement(s), the provisions of this Schedule shall prevail to the extent this Schedule applies to the transaction in question.

9.3.	Binding Effect; Assignment; Severability. This Schedule shall be binding on you, your employees, officers and agents. We may assign or delegate our rights and duties under this Schedule at any time without notice to you. Your rights under this Schedule may not be assigned without our prior written consent. In the event that any provision of this Schedule conflicts with the law under which this Schedule is to be construed or if any such provision is held invalid or unenforceable by a court with jurisdiction over you and us, such provision shall be deemed to be restated to effectuate as nearly as possible the purposes of the Schedule in accordance with applicable law. The remaining provisions of this Schedule and the application of the challenged provision to persons or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each such provision shall be valid and enforceable to the full extent permitted by law.

9.4.	Choice of Law; Jury Trial. This Schedule shall be governed by and construed, and the legal relations between the parties shall be determined, in accordance with the laws of the State of New York , without giving effect to the principles of conflicts of laws. Each party agrees to waive its right to trial by jury in any action or proceeding based upon or related to this Agreement. The parties agree that all actions and proceedings based upon or relating to this Schedule shall be litigated exclusively in the federal and state courts located within New York City, New York.

The undersigned acknowledges that (I/we) have received a copy of this document.

Pointbreak ETF Trust (“you”)

/s/ John T. Hyland
By: John T. Hyland Title: Trustee Date: December 14, 2015

SCHEDULE III: DELEGATION SCHEDULE

By its execution of this Delegation Schedule dated as of December 14, 2015, between Pointbreak ETF Trust, a management investment company registered with the Securities and Exchange Commission (the Commission) under the Investment Company Act of 1940, as amended (the 1940 Act), acting through its Board of Trustees or its duly appointed representative (the Trust), hereby appoints BROWN BROTHERS HARRIMAN & CO., a New York limited partnership with an office in Boston, Massachusetts (the Delegate) as its delegate to perform certain functions with respect to the custody of Trust’s Assets outside the United States.

1. Maintenance of Trust’s Assets Abroad. The Trust, acting through its Board or its duly authorized representative, hereby instructs the Delegate pursuant to the terms of the Custodian Agreement dated as of the date hereof executed by and between the Trust and the Delegate (the Custodian Agreement) to place and maintain the Trust’s Assets in countries outside the United States in accordance with Instructions received from the Fund’s Investment Adviser. Such instruction shall constitute an Instruction under the terms of the Custodian Agreement. The Trust acknowledges that (a) the Delegate shall perform services hereunder only with respect to the countries where it accepts delegation as Foreign Custody Manager as indicated on the Delegate’s Global Custody Network Listing; (b) depending on conditions in the particular country, advance notice may be required before the Delegate shall be able to perform its duties hereunder in or with respect to such country (such advance notice to be reasonable in light of the specific facts and circumstances attendant to performance of duties in such country); and (c) nothing in this Delegation Schedule shall require the Delegate to provide delegated or custodial services in any country, and there may from time to time be countries as to which the Delegate determines it will not provide delegation services.

2. Delegation. Pursuant to the provisions of Rule 17f-5 under the 1940 Act as amended, the Board hereby delegates to the Delegate, and the Delegate hereby accepts such delegation and agrees to perform only those duties set forth in this Delegation Schedule concerning the safekeeping of the Trust’s Assets in each of the countries designated on the Global Custody Network Listing or as to which it otherwise acts as the Trust’s delegate. The Delegate is hereby authorized to take such actions on behalf of or in the name of the Trust as are reasonably required to discharge its duties under this Delegation Schedule, including, without limitation, to cause the Trust’s Assets to be placed with a particular Eligible Foreign Custodian in accordance herewith. The Trust confirms to the Delegate that the Trust or the Fund’s Investment Adviser has considered the Sovereign Risk and Country Risk as part of its continuing investment decision process, including such factors as may be reasonably related to the systemic risk of maintaining the Trust’s Assets in a particular country, including, but not limited to, financial infrastructure, prevailing custody and settlement systems and practices (including the use of any Securities Depository in the context of information provided by the Custodian in the performance of its duties as required under Rule 17f-7 and the terms of the Custodian Agreement governing such duties), and the laws relating to the safekeeping and recovery of the Trust’s Assets held in custody pursuant to the terms of the Custodian Agreement.

3. Selection of Eligible Foreign Custodian and Contract Administration. The Delegate shall perform the following duties with respect to the selection of Eligible Foreign Custodians and administration of certain contracts governing the Trust’s foreign custodial arrangements:

(a) Selection of Eligible Foreign Custodian. The Delegate shall place and maintain the Trust’s Assets with an Eligible Foreign Custodian, provided that the Delegate shall have determined that the Trust’s Assets will be subject to reasonable care based on the standards applicable to custodians in the relevant market after considering all factors relevant to the safekeeping of such assets including without limitation:

(i) The Eligible Foreign Custodian’s practices, procedures, and internal controls, including, but not limited to, the physical protections available for certificated securities (if applicable), the controls and procedures for dealing with any Securities Depository, the method of keeping custodial records, and the security and data protection practices;

(ii) Whether the Eligible Foreign Custodian has the requisite financial strength to provide reasonable care for the Trust’s Assets;

(iii) The Eligible Foreign Custodian’s general reputation and standing; and

(iv) Whether the Trust will have jurisdiction over and be able to enforce judgments against the Eligible Foreign Custodian, such as by virtue of the existence of any offices of such Eligible Foreign Custodian in the United States or such Eligible Foreign Custodian’s appointment of an agent for service of process in the United States or consent to jurisdiction in the United States.

The Delegate shall be required to make the foregoing determination to the best of its knowledge and belief based only on information reasonably available to it.

(b) Contract Administration. The Delegate shall cause that the foreign custody arrangements with an Eligible Foreign Custodian shall be governed by a written contract that the Delegate has determined will provide reasonable care for Trust assets based on the standards applicable to custodians in the relevant market. Each such contract shall, except as set forth in the last paragraph of this subsection (b), include provisions that provide:

(i) For indemnification or insurance arrangements (or any combination of the foregoing) such that the Trust will be adequately protected against the risk of loss of assets held in accordance with such contract;

(ii) That the Trust’s Assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the Eligible Foreign Custodian or its creditors except a claim of payment for their safe custody or administration or, in the case of cash deposits, liens or rights in favor of creditors of such Custodian arising under bankruptcy, insolvency or similar laws;

(iii) That beneficial ownership of the Trust’s Assets will be freely transferable without the payment of money or value other than for safe custody or administration;

(iv) That adequate records will be maintained identifying the Trust’s Assets as belonging to the Trust or as being held by a third party for the benefit of the Trust;

(v) That the Trust’s independent public accountants will be given access to those records described in (iv) above or confirmation of the contents of such records; and

(vi) That the Delegate will receive sufficient and timely periodic reports with respect to the safekeeping of the Trust’s Assets, including, but not limited to, notification of any transfer to or from the Trust’s account or a third party account containing the Trust’s Assets.

Such contract may contain, in lieu of any or all of the provisions specified in this Section 3(b), such other provisions that the Delegate determines will provide, in their entirety, the same or a greater level of care and protection for the Trust’s Assets as the specified provisions, in their entirety.

(c) Limitation to Delegated Selection. Notwithstanding anything in this Delegation Schedule to the contrary, the duties under this Section 3 shall apply only to Eligible Foreign Custodians selected by the Delegate and shall not apply to Securities Depositories or to any Eligible Foreign Custodian that the Delegate is directed to use pursuant to Section 7 of this Delegation Schedule.

4. Monitoring. The Delegate shall establish and maintain a system to monitor at reasonable intervals (but at least annually) the appropriateness of maintaining the Trust’s Assets with each Eligible Foreign Custodian that has been selected by the Delegate pursuant to Section 3 of this Delegation Schedule. The Delegate shall monitor the continuing appropriateness of placement of the Trust’s Assets in accordance with the criteria established under Section 3(a) of this Delegation Schedule. The Delegate shall monitor the continuing appropriateness of the contract governing the Trust’s arrangements in accordance with the criteria established under Section 3(b) of this Delegation Schedule.

5. Reporting. At least annually and more frequently as mutually agreed between the parties, the Delegate shall provide to the Board written reports specifying placement of the Trust’s Assets with each Eligible Foreign Custodian selected by the Delegate pursuant to Section 3 of this Delegation Schedule and shall promptly report on any material changes to such foreign custody arrangements. Delegate will prepare such a report with respect to any Eligible Foreign Custodian that the Delegate has been instructed to use pursuant to Section 7 of this Delegation Schedule only to the extent specifically agreed with respect to the particular situation.

6. Withdrawal of Trust’s Assets. If the Delegate determines that an arrangement with a specific Eligible Foreign Custodian selected by the Delegate under Section 3 of this Delegation Schedule no longer meets the requirements of said Section, Delegate shall withdraw the Trust’s Assets from the non-complying arrangement as soon as reasonably practicable; provided, however, that if in the reasonable judgment of the Delegate, such withdrawal would require liquidation of any of the Trust’s Assets or would materially impair the liquidity, value or other investment characteristics of the Trust’s Assets, it shall be the duty of the Delegate to provide information regarding the particular circumstances and to act only in accordance with Instructions of the Trust on behalf of the Funds or the Funds Investment Adviser with respect to such liquidation or other withdrawal.

7. Direction as to Eligible Foreign Custodian. Notwithstanding this Delegation Schedule, the Trust, acting through its Board, the Funds’ Investment Adviser or its other Authorized Representative, may direct the Delegate to place and maintain the Trust’s Assets with a particular Eligible Foreign Custodian, including without limitation with respect to investment in countries as to which the Custodian will not provide delegation services. In such event, the Delegate shall be entitled to rely on any such instruction as an Instruction under the terms of the Custodian Agreement and shall have no duties under this Delegation Schedule with respect to such arrangement save those that it may undertake specifically in writing with respect to each particular instance.

8. Standard of Care. In carrying out its duties under this Delegation Schedule, the Delegate agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for safekeeping the Trust’s Assets would exercise.

9. Representations. The Delegate hereby represents and warrants that it is a U.S. Bank, as defined in Rule 17f-5(a)(7) under the 1940 Act and that this Delegation Schedule has been duly authorized, executed and delivered by the Delegate and is a legal, valid and binding agreement of the Delegate.

The Trust hereby represents and warrants that its Board of Trustees has determined that it is reasonable to rely on the Delegate to perform the delegated responsibilities provided for herein and that this Delegation Schedule has been duly authorized, executed and delivered by the Trust and is a legal, valid and binding agreement of the Trust.

10. Effectiveness; termination. This Delegation Schedule shall be effective as of the date on which this Delegation Schedule shall have been accepted by the Delegate, as indicated by the date set forth below the Delegate’s signature. This Delegation Schedule may be terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Such termination shall be effective on the 30th calendar day following the date on which the non-terminating party shall receive the foregoing notice. The foregoing to the contrary notwithstanding, this Delegation Schedule shall be deemed to have been terminated concurrently with the termination of the Custodian Agreement.

11. Notices. Notices and other communications under this Delegation Schedule are to be made in accordance with the arrangements designated for such purpose under the Custodian Agreement unless otherwise indicated in a writing referencing this Delegation Schedule and executed by both parties.

12. Definitions. Capitalized terms not otherwise defined in this Delegation Schedule have the following meanings:

a. Country Risk – shall have the meaning set forth in the Custodian Agreement.

b. Eligible Foreign Custodian—shall have the meaning set forth in Rule 17f-5(a)(1) of the 1940 Act and shall also include a U.S. Bank.

c. Trust’s Assets—shall mean any of the Trust’s investments (Funds’ investments) (including foreign currencies) for which the primary market is outside the United States, and such cash and cash equivalents as are reasonably necessary to effect the Trust’s transactions in such investments.

d. Instructions—shall have the meaning set forth in the Custodian Agreement.

e. Securities Depository—shall have the meaning set forth in Rule 17f-7 under the 1940 Act.

f. Sovereign Risk—shall have the meaning set forth in the Custodian Agreement.

g . U.S. Bank—shall mean a bank which qualifies to serve as a custodian of assets of investment companies under Section 17(f) of the 1940 Act.

13. Governing Law and Jurisdiction. This Delegation Schedule shall be construed in accordance with the laws of the State of New York. The parties hereby submit to the exclusive jurisdiction of the Federal courts sitting in the State of New York or of the state courts of such State.

14. Fees. Delegate shall perform its functions under this Delegation Schedule for the compensation determined under the Custodian Agreement.

15. Integration. This Delegation Schedule sets forth all of the Delegate’s duties with respect to the selection and monitoring of Eligible Foreign Custodians, the administration of contracts with Eligible Foreign Custodians, the withdrawal of assets from Eligible Foreign Custodians and the issuance of reports in connection with such duties. The terms of the Custodian Agreement shall apply generally as to matters not expressly covered in this Delegation Schedule, including dealings with the Eligible Foreign Custodians in the course of discharge of the Delegate’s obligations under the Custodian Agreement.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as of the date first above written.

The undersigned acknowledges that I have received a copy of this document.

BROWN BROTHERS HARRIMAN & CO.	POINTBREAK ETF TRUST

By:	By:	/s/ John T. Hyland
Name:	Name: John T. Hyland
Title:	Title: Trustee

SCHEDULE IV: TRANSFER AGENT SERVICES SCHEDULE

BBH&Co. shall perform the following transfer agency services for the Trust and, where applicable, the Trust’s Funds. As used herein, the term Trust incorporates and includes the term Fund:

I. Issuance and Redemption of Unit Baskets. It is agreed and understood that each Fund, and TA on a Fund’s behalf, shall issue and redeem Share Baskets of the Fund in blocks of shares as determined by each Fund’s current prospectus (“Shares”) (“Creation Baskets” and “Redemption Baskets,” respectively, and generically, “Baskets”) to and from such persons as are identified by the Fund as “Authorized Participants.”

A. Pursuant to such purchase orders that BBH&Co. as the Index Receipt Agent shall receive from ALPS Distributors, Inc. (“Distributor”) and pursuant to the procedures set forth in the Authorized Participant Agreement entered into by the Trust on behalf of a Fund, TA shall transfer appropriate trade instructions to the Custodian and pursuant to such orders register the appropriate number of book entry only Shares in the name of The Depository Trust Company (“DTC”) or its nominee as a unitholder (each an Authorized Participant) of the Trust on behalf of a Fund and deliver the Basket.

B. Pursuant to such redemption orders that Index Receipt Agent shall receive from the Distributor, pursuant to the procedures set forth in the Authorized Participant Agreement entered into by the Fund, TA shall transfer appropriate trade instructions (which may be irrevocable in certain foreign markets) to the Custodian and, pursuant to such orders, redeem the appropriate number of Shares that are delivered to the designated DTC Participant Account of the Custodian for redemption and debit such Shares from the account of the Authorized Participant on the register of the Trust on behalf of a Fund.

C. On behalf of the Trust and each Fund, TA shall issue Creation Baskets for settlement with purchasers through DTC as the purchaser is authorized to receive. Beneficial ownership of Shares shall be shown on the records of DTC and DTC Participants and not on any records maintained by TA. In issuing Shares through DTC to an Authorized Participant, TA shall be entitled to rely upon the latest Instructions that are received from the Distributor by TA as Index Receipt Agent concerning the issuance and delivery of such Shares for settlement.

D. TA shall not issue on behalf of the Trust and each Fund any Shares where it has received an Instruction from the Trust on behalf of each Fund or the Distributor or written notification from any federal or state authority that the sale of the Shares has been suspended or discontinued, and TA shall be entitled to rely upon such Instructions or written notification.

E. Upon the issuance of Shares as provided herein, TA shall not be responsible for the payment of any original issue or other taxes, if any, required to be paid by the Trust on behalf of a Fund or the Distributor in connection with such issuance.

F. Shares may be redeemed in accordance with the procedures set forth in the relevant Authorized Participant Agreement and TA shall duly process all redemption requests.

G. TA will act only upon Instruction from the Trust on behalf of a Fund and/or the Distributor in addressing any failure in the delivery of cash, securities and/or Shares in connection with the issuance and redemption of Shares.

II. Recordkeeping.

In satisfying its obligations under the Agreement, TA shall record the issuance of Creation Baskets and maintain, pursuant to Rule 17Ad 14(e) under the Securities Exchange Act of 1934, as amended, a record of the total number of Creation Baskets that are authorized, issued and outstanding based upon data provided to TA by the Trust or the Distributor. TA shall also provide the Trust on a regular basis with the total number of Shares authorized, issued and outstanding; provided however that TA shall not be responsible for monitoring the issuance of such Shares or compliance with any laws relating to the validity of the issuance or the legality of the sale of such Shares.

III. Services Related to the Monitoring of Cash Collateral.

The Fund acknowledges that accepting cash collateral or cash in lieu from Authorized Participants in connection with Creation Unit activity entails a variety of risks (including market risk, counterparty risk and settlement risk), which the Fund retains notwithstanding the provision by the TA of services related to monitoring of cash collateral. The services provided by the TA are administrative and do not change the nature of the relationship between the Fund and any Authorized Participant. The Fund agrees that it bears all investment risk of any cash collateral posted by any Authorized Participant and agrees further to participate in (including entering into required documentation) the Custodian’s CMS program with respect to cash collateral. The TA shall have no obligation with respect to determining adequacy or sufficiency of collateral required or received other than calling cash collateral in accordance with the terms set forth in the Participant Agreement and Operational Procedures. The Fund agrees to cooperate with the TA with respect to resolutions of issues or exceptions as they may arise with respect to collateral posted by Authorized Participants and agrees instruct the TA as to any realization by the Fund upon cash collateral posted, including any measures to be taken by the Fund or Investment Advisor, for example, buying in, of securities or ETF shares. The TA shall perform the following specific services:

(a)	Identify creation and redemption Creation Unit activity for which collateral is required, on a daily basis

(b)	Calculate required collateral for creation and redemption on a daily basis in accordance with the collateral ratios set forth in the in Participant Agreements, utilizing a market price from a third party pricing source from the Trust’s accounting agent or any other source on which the TA reasonably relies

(c)	Mark to market daily the value of such collateral positions using market prices from a third party pricing source from the Trust’s accounting agent or any other source on which the TA reasonably relies

(d)	Communicate collateral requirements as determined in (b) and (c) to Authorized Participants as necessary

(e)	Provide reporting as to open collateral positions and notify the Fund in the event of collateral delivered by Authorized Participants

(f)	Establish Operational Procedures with the Fund and Authorized Participants (based upon the form provided by the TA) which set forth the detailed requirements in connection with the processing requirements as to cash collateral posted by Authorized Participants